RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Mayer, Brown & Platt
350 South Grand Avenue
25th Floor
Los Angeles, California 90071-1503
Attention: Douglas B. Frank, Esq.


--------------SPACE ABOVE THIS LINE FOR RECORDER'S USE ----------


                             LEASE AND DEED OF TRUST

                      THIS DOCUMENT SECURES FUTURE ADVANCES

                          Dated as of December 27, 2000

                                  by and among

                         TELETECH SERVICES CORPORATION,
                             as Lessee and Trustor,

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                         not in its individual capacity,
                   but solely as Certificate Trustee under the
                 Trust Agreement dated as of December 27, 2000,
                           as Lessor and Beneficiary,

                                      and,
                        for purposes of the Deed of Trust
                       (set forth in Article XVI hereof),

                   PUBLIC TRUSTEE OF DOUGLAS COUNTY, COLORADO,
                            as Deed of Trust Trustee

                          ----------------------------

                          Teletech 2000 Lease Financing

                                TABLE OF CONTENTS


ARTICLE I                 DEFINITIONS; INTERPRETATION; EFFECTIVENESS                                              5
         SECTION 1.1.  Definitions; Interpretation                                                                5
         SECTION 1.2.  Effectiveness                                                                              5
ARTICLE II                LEASE OF LEASED PROPERTY; LEASE TERM                                                    6
         SECTION 2.1.  Acceptance and Lease of the Leased Property.                                               6
         SECTION 2.2.  Acceptance Procedure.                                                                      6
         SECTION 2.3.  Term.                                                                                      6
         SECTION 2.4.  Title                                                                                      6
ARTICLE III               PAYMENT OF RENT                                                                         6
         SECTION 3.1.  Rent                                                                                       6
         SECTION 3.2.  Payment of Basic Rent                                                                      7
         SECTION 3.3.  Supplemental Rent                                                                          7
         SECTION 3.4.  Method of Payment                                                                          7
ARTICLE IV                QUIET ENJOYMENT; RIGHT TO INSPECT                                                       8
         SECTION 4.1.  Non-Interference                                                                           8
         SECTION 4.2.  Inspection and Reports                                                                     8
ARTICLE V                 NET LEASE, ETC.                                                                         8
         SECTION 5.1.  Net Lease                                                                                  8
         SECTION 5.2.  No Termination or Abatement                                                                9
ARTICLE VI                ASSIGNMENTS AND SUBLEASES                                                              10
         SECTION 6.1.  No Assignments.                                                                           10
         SECTION 6.2.  Permitted Subleases.                                                                      10
ARTICLE VII               LESSEE ACKNOWLEDGMENTS                                                                 11
         SECTION 7.1.  Condition of the Leased Property                                                          11
         SECTION 7.2.  Risk of Loss                                                                              12
         SECTION 7.3.  Certain Duties and Responsibilities of Lessor                                             12
ARTICLE VIII              POSSESSION AND USE OF THE LEASED PROPERTY, ETC.                                        12
         SECTION 8.1.  Utility and Other Charges                                                                 12
         SECTION 8.2.  Possession and Use of the Leased Property.                                                13
         SECTION 8.3.  Compliance with Requirements of Law and Insurance Requirements                            13
ARTICLE IX                MAINTENANCE AND REPAIR; REPORTS                                                        13
         SECTION 9.1.  Maintenance and Repair; Reports                                                           13
         SECTION 9.2.  Maintenance and Repair Reports                                                            14
ARTICLE X                 MODIFICATIONS, ETC.                                                                    14
         SECTION 10.1.  Improvements and Modifications                                                           14
         SECTION 10.2.  Title to Modifications                                                                   15
         SECTION 10.3.  Other Property                                                                           16
ARTICLE XI                COVENANTS WITH RESPECT TO LIENS; EASEMENTS                                             16
         SECTION 11.1.  Covenants with Respect to Liens                                                          16
ARTICLE XII               PERMITTED CONTESTS                                                                     17
         SECTION 12.1.  Permitted Contests in Respect of Applicable Laws                                         17


                                      2


ARTICLE XIII              INSURANCE                                                                              17
         SECTION 13.1.  Required Coverages                                                                       17
         SECTION 13.2.  Insurance Coverage.                                                                      18
         SECTION 13.3.  Delivery of Insurance Certificates.                                                      19
         SECTION 13.4.  Insurance by Lessor, Administrative Agent or any Participant                             19
ARTICLE XIV               CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS                                       19
         SECTION 14.1.  Casualty and Condemnation                                                                19
         SECTION 14.2.  Environmental Matters                                                                    21
         SECTION 14.3.  Notice of Environmental Matters                                                          21
ARTICLE XV                TERMINATION OF LEASE                                                                   22
         SECTION 15.1.  Termination upon Certain Events                                                          22
         SECTION 15.2.  Termination Procedures                                                                   22
ARTICLE XVI               EVENTS OF DEFAULT                                                                      23
         SECTION 16.1.  Lease Events of Default                                                                  23
         SECTION 16.2.  Remedies                                                                                 24
         SECTION 16.3.  Waiver of Certain Rights                                                                 26
         SECTION 16.4.  Power of Sale and Foreclosure                                                            27
         SECTION 16.5.  Assignment of Leases and Rents                                                           28
         SECTION 16.6.  Grant of Security Interest.                                                              30
ARTICLE XVII              LESSOR'S RIGHT TO CURE                                                                 31
         SECTION 17.1.  Lessor's Right to Cure Lessee's Lease Defaults                                           31
ARTICLE XVIII             PURCHASE PROVISIONS                                                                    31
         SECTION 18.1.  Early and End of Term Purchase Options                                                   31
         SECTION 18.2.  Acceleration of Leased Property Purchase                                                 32
ARTICLE XIX               END OF TERM OPTIONS                                                                    32
         SECTION 19.1.  End of Term Options                                                                      33
         SECTION 19.2.  Election of Options                                                                      33
         SECTION 19.3.  Renewal Options.                                                                         33
ARTICLE XX                SALE OPTION                                                                            34
         SECTION 20.1.  Sale Option Procedures                                                                   34
         SECTION 20.2.  Certain Obligations Continue                                                             37
ARTICLE XXI               PROCEDURES RELATING TO PURCHASE OR SALE OPTION; SUPPLEMENTAL RENT                      37
         SECTION 21.1.  Provisions Relating to Conveyance of the Leased Property Upon Purchase by
                        Lessee, Sales or Certain Other Events                                                    37
ARTICLE XXII              ACCEPTANCE OF SURRENDER                                                                38
         SECTION 22.1.  Acceptance of Surrender                                                                  38
ARTICLE XXIII             NO MERGER OF TITLE                                                                     38
         SECTION 23.1.  No Merger of Title                                                                       38
ARTICLE XXIV              INTENT OF THE PARTIES                                                                  39
         SECTION 24.1.  Nature of Transaction                                                                    39
ARTICLE XXV               MISCELLANEOUS                                                                          40
         SECTION 25.1.  Survival; Severability; Etc.                                                             40
         SECTION 25.2.  Amendments and Modifications                                                             41


                                         3


         SECTION 25.3.  No Waiver                                                                                41
         SECTION 25.4.  Notices                                                                                  41
         SECTION 25.5.  Successors and Assigns                                                                   41
         SECTION 25.6.  Headings and Table of Contents                                                           41
         SECTION 25.7.  Counterparts                                                                             41
         SECTION 25.8.  GOVERNING LAW                                                                            41
         SECTION 25.9.  HIGHEST LAWFUL RATE                                                                      41
         SECTION 25.10.  Original Lease                                                                          41
         SECTION 25.11.  Limitations on Recourse                                                                 42
         SECTION 25.12.  Notice of Potential Claimants.                                                          42


                                    APPENDIX


Appendix 1           -      Definitions


                                     EXHIBIT


EXHIBIT A            -      Legal Description of Land
EXHIBIT B            -      TCI Sublease


                             LEASE AND DEED OF TRUST


         This Lease and Deed of Trust (this "LEASE"), dated as of December 27, 2000, between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Certificate Trustee under the Trust Agreement dated as of December 27, 2000, having its principal office at 225 Asylum Street, Hartford, CT 06103, as Lessor and beneficiary ("LESSOR"), TELETECH SERVICES CORPORATION, a Colorado corporation, having its principal office at 1700 Lincoln Street, Denver, Colorado, as Lessee and as trustor ("LESSEE"), and The Public Trustee of Douglas County, as trustee, for purposes of the deed of trust (set forth in Article XVI hereof), with an address of 301 Wilcox, Castlerock, Colorado 80104 (the "DEED OF TRUST TRUSTEE").


                             W I T N E S S E T H:

         Subject to the terms and conditions set forth in the Operative Documents, (i) Lessor, using the Advance funded by the Participants, will acquire the parcel of land located in Douglas County, Colorado more particularly described in EXHIBIT A hereto and the Facility thereon, together with all Appurtenant Rights attached (as such parcel of land may be adjusted in accordance with Section 18.1(b) hereof, the "LAND"), and Lessee will construct the Tenant Improvements on behalf of Lessor (the Land and Facility together with such Tenant Improvements being referred to herein and in the other Operative Documents as the "LEASED PROPERTY"); and (ii) pursuant to this Lease, Lessor will lease the Leased Property to Lessee, and Lessee will lease the Leased Property from Lessor.

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                   DEFINITIONS; INTERPRETATION; EFFECTIVENESS

         SECTION 1.1. DEFINITIONS; INTERPRETATION. For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 attached hereto; and the rules of interpretation set forth in APPENDIX 1 attached hereto shall apply to this Lease. For purposes hereof, the term "Participation Agreement" shall mean that certain Participation Agreement dated as of even date herewith, among Lessee Teletech Holdings, Inc., as Guarantor; Lessor; First Security Bank, National Association, not in its individual capacity, except as expressly stated therein, but solely as Administrative Agent; the Persons named on Schedule I thereto, as Certificate Holders; and the financial institutions named on Schedule II thereto, as Lenders. All obligations imposed on "Lessee" in this Lease shall be the full recourse liability of Lessee.

         SECTION 1.2. EFFECTIVENESS. This Lease shall be effective on the Document Closing Date.

                                   ARTICLE II
                      LEASE OF LEASED PROPERTY; LEASE TERM

         SECTION 2.1. ACCEPTANCE AND LEASE OF THE LEASED PROPERTY. Lessor, subject to the satisfaction or waiver of the conditions set forth in Article VI of the Participation Agreement, hereby agrees to acquire the Land and the Facility, to provide for the construction of the Tenant Improvements at the Facility pursuant to the terms of the Participation Agreement, and to lease all of Lessor's interest in the Leased Property to Lessee hereunder. Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease the Leased Property from Lessor for the Term.

         SECTION 2.2. ACCEPTANCE PROCEDURE. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery of the Leased Property, including without limitation the Tenant Improvements to be constructed at the Facility. Lessee hereby agrees that acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee of this Lease with respect to the Land, the Facility and all Tenant Improvements to be constructed at the Facility shall, without further act, constitute the irrevocable acceptance by Lessee of the Leased Property for all purposes of this Lease and the other Operative Documents on and subject to the terms set forth herein and therein and Lessee's agreement to lease the Leased Property during the Term subject to the terms of this Lease and the other Operative Documents.

         SECTION 2.3. TERM. The term of this Lease (the "LEASE TERM") shall begin on and include the Document Closing Date and shall end on the date (such date, the "EXPIRATION DATE") which is the earlier of (i) December 27, 2004 (the "BASE TERM"), and, if exercised pursuant to the terms of this Lease, including
ARTICLE XIX hereof, each Lease Renewal Term (the Base Term and the Lease Renewal Terms, if any, being collectively referred to as, the "TERM") or (ii) the date on which this Lease is terminated in accordance with the provisions hereof.

         SECTION 2.4. TITLE. The Leased Property is leased to Lessee without any representation or warranty, express or implied, by Lessor, Administrative Agent, Arranger or any Participant and subject to the rights of parties in possession, the existing state of title with respect thereto (including, without limitation, all Liens other than Lessor Liens) and all applicable Requirements of Law and any violations thereof. Lessee shall in no event have any recourse against Lessor for any defect in or exception to title to the Leased Property other than any defect or exception resulting from Lessor Liens.


                                   ARTICLE III
                                 PAYMENT OF RENT

         SECTION 3.1.  RENT.

                  (a) During the Lease Term, Lessee shall pay Basic Rent on each Payment Date, on the date required under SECTION 20.1(j) in connection with Lessee's exercise of the Sale Option and on any date on which this Lease shall terminate with respect to the Leased Property.

                  (b) Basic Rent shall be due and payable in lawful money of the United States of America and shall be paid by wire transfer of immediately available funds on the due date therefor.

                  (c) Lessee's inability or failure to take possession of all or any portion of the Leased Property when delivered by Lessor, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, shall not delay or otherwise affect Lessee's obligation to pay Rent in accordance with and subject to the terms of this Lease, including the provisions for early termination hereof.

         SECTION 3.2. PAYMENT OF BASIC RENT. Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

         SECTION 3.3. SUPPLEMENTAL RENT. Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee hereby reaffirms that its obligation to pay Supplemental Rent shall include the payment of any and all Contingent Rent. Lessee shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent payable to Lessor or any Indemnitee not paid when due or demanded pursuant to and in accordance with the terms hereof and the other Operative Documents by Lessor or any Indemnitee for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         SECTION 3.4. METHOD OF PAYMENT. Each payment of Rent shall be made by Lessee to Administrative Agent prior to 10:00 A.M., Utah time, to the account at Administrative Agent designated on Schedule III to the Participation Agreement (or in the case of Excepted Payments directly to the Person entitled thereto) in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day unless the result of such extension would be to carry into another calendar month, in which case such payment shall be made on the immediately preceding Business Day. Payments received after 10:00 A.M., Utah time, on the date due shall for the purpose of
SECTION 16.1 hereof be deemed received on such day; PROVIDED, HOWEVER, that for the purposes of the third sentence of SECTION 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and subject to interest at the Overdue Rate as provided in such SECTION 3.3.

                                   ARTICLE IV
                        QUIET ENJOYMENT; RIGHT TO INSPECT

         SECTION 4.1. NON-INTERFERENCE. Subject to Lessor's cure rights, as provided for in SECTION 17.1, Lessor covenants that it will not interfere with Lessee's use or possession of the Leased Property during the Term, so long as no Event of Default has occurred and is continuing, it being agreed that Lessee's remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach. Such right is independent of and shall not affect Lessee's obligations hereunder and under the other Operative Documents or Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease. The foregoing covenant shall not require Lessor to take any action contrary to, or which would permit Lessee to use the Leased Property for a use not permitted under, the provisions of this Lease.

         SECTION 4.2.  INSPECTION AND REPORTS.

                  (a) Upon five (5) Business Days prior notice to Lessee, Lessor or its authorized representatives (the "INSPECTING PARTIES") may inspect (a) the Leased Property and (b) the books and records of Lessee relating to the Leased Property and (subject to appropriate confidentiality arrangements) make copies and abstracts therefrom. All such inspections shall be during Lessee's normal business hours (unless an Event of Default has occurred and is existing), shall be subject to Lessee's customary safety and security provisions and shall be at the expense and risk of the Inspecting Parties, except that if an Event of Default or a Default has occurred and is continuing, Lessee shall reimburse the Inspecting Parties for the reasonable costs of such inspections and, except for the Inspecting Party's gross negligence or willful misconduct, such inspection shall be at Lessee's risk, and none of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry. No inspection shall unreasonably interfere with Lessee's operations. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry.

                  (b) To the extent permissible under Applicable Laws, Lessee shall prepare and file in timely fashion, or, where Lessor shall be required to file, Lessee shall prepare and make available to Lessor within a reasonable time prior to the date for filing and Lessor shall file, at Lessee's sole cost and expense, any reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.


                                    ARTICLE V
                                 NET LEASE, ETC.

         SECTION 5.1. NET LEASE. This Lease shall constitute a net lease and Lessee's obligations to pay all Rent shall be absolute and unconditional under any and all circumstances. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected, to the extent permitted by Applicable Laws, by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Requirements of Law, including any inability to occupy or use the Leased Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of, or Release from, demolition, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof, including as a result of the exercise of remedies following and during the occurrence of an Event of Default; (iv) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property; (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Administrative Agent or any Participant; (vi) to the fullest extent permitted by law, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Guarantor, Lessor, Administrative Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, Administrative Agent, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that Lessee has or might have against any Person, including Lessor, Administrative Agent, any Participant, any contractor, vendor, architect, designer, manufacturer, or contractor of or for the Leased Property; (viii) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, of any other Operative Document or of any other agreement;
(ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) any impossibility or illegality of performance by Lessee, Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Leased Property or any part thereof; (xiii) any failure of Lessee to achieve any accounting or tax benefits or the characterization of the transaction intended by the parties as set forth at
SECTION 24.1 hereof and Section 5.1 of the Participation Agreement; or (xiv) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. Lessee's agreement in the preceding sentence shall not affect any claim, action or right Lessee may have against any Person. The parties to the Operative Documents intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Operative Documents and the obligations of Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

         SECTION 5.2. NO TERMINATION OR ABATEMENT. Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents and shall not take any action to terminate (except as expressly permitted herein), rescind or avoid this Lease to the fullest extent permitted by Applicable Laws, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, Administrative Agent or any Participant, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor, Administrative Agent or any Participant or by any court with respect to Lessor, Administrative Agent or any Participant. Lessee hereby waives, to the extent permitted by Applicable Laws, all right to terminate or surrender this Lease (except as provided herein) or to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents and Lessee hereby waives, to the extent permitted by Applicable Laws, any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                   ARTICLE VI
                            ASSIGNMENTS AND SUBLEASES

         SECTION 6.1. NO ASSIGNMENTS. Except for subleases permitted by this
ARTICLE VI, Lessee shall not have the right to assign, mortgage or pledge to any Person, including an Affiliate of Lessee or Guarantor, at any time, in whole or in part, any of its right, title or interest in, to or under this Lease, any portion of the Leased Property, in any case without the prior written consent of the Required Participants, and any such assignment, mortgage or pledge shall be void. Notwithstanding the foregoing, Lessee may, without the consent of Administrative Agent on behalf of the Participants and so long as no Event of Default exists, enter into an assignment or sublease of all or any portion of its rights and obligations under this Lease relating to the Leased Property with a wholly owned subsidiary of the Guarantor.

         Each sublease or assignment shall expressly provide for the surrender of the Leased Property subleased by the applicable sublessee at the election of Lessor after the occurrence and continuance of an Event of Default. The effectiveness of an assignment hereunder shall be conditioned upon the receipt by Administrative Agent of a writing executed by Lessee, the assignee and Guarantor reaffirming that Lessee and Guarantor shall remain primarily liable hereunder and with respect to Guarantor, under the Guarantees, notwithstanding such assignment or sublease and confirming that, notwithstanding any assignment of this Lease by the Lessee, the Lessee will serve as the representative of each assignee with the authority, on behalf of each assignee, to bind each assignee with respect to the Operative Documents or any amendment, modification or waiver thereunder and shall have the power and authority to receive and give all notifications, consents, payments and deliveries under this Lease and the other Operative Documents.

         SECTION 6.2. PERMITTED SUBLEASES. In addition to the rights set forth in SECTION 6.1, during the Lease Term, Lessee may sublease (i) the Facility to Seller during the period commencing on the Acquisition Date and, unless earlier terminated, expiring not later than June 30, 2001 (subject to extension in accordance with Section 2.3(d) thereof), all in accordance with the terms and conditions of the sublease (the "TCI SUBLEASE") attached hereto as EXHIBIT B, and the terms of SNDA, and (ii) not more than forty-five percent (45%) in the aggregate of the net rentable square feet of the Facility initially and reducing to not more than twenty-five percent (25%) of the aggregate of the net rentable square feet of the Facility by March 30, 2002 (the "MAXIMUM SUBLEASE SPACE") to any one or more other persons (which may include Seller following the expiration of the period described in clause (i); provided, however, that the amount of Maximum Sublease Space shall be deemed reduced in whole or in part by the space subleased to Seller as provided for in the foregoing clause (i). Lessee shall give Lessor prompt written notice of any assignment or sublease permitted under this ARTICLE VI, and Lessee shall promptly deliver to the Administrative Agent a fully executed copy of such assignment or sublease and shall collaterally assign to Administrative Agent each such assignment or sublease. All such subleases shall be expressly subject and subordinate to the Lease and terminable upon a termination of Lessee's right to occupy the Leased Property pursuant to the Lease (provided, however, the TCI Sublease shall be subject to the terms of the SNDA); and Lessee and Guarantor will remain liable for all obligations under the Lease and the other Operative Documents. With respect to any sublease permitted under this ARTICLE VI, Lessee shall not sublease any portion of the Leased Property to, or permit the sublease of any portion of the Leased Property to, or permit the sublease of any portion of the Leased Property by, any Person who shall then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors.

         No assignment or sublease permitted hereunder will (a) discharge or diminish any of Lessee's or Guarantor's obligations under any Operative Document, including Lessee's obligations under this Lease, or to any other Person under any other Operative Document, and Lessee shall remain directly and primarily liable under the Lease with respect to all of the Leased Property or
(b) extend beyond the last day of the Term. Each sublease permitted hereby shall be made and shall expressly provide that it is subject and subordinate to this Lease and the rights of Lessor hereunder and the Participants under the Operative Documents, and shall expressly provide for the surrender of the space subleased by the applicable sublessee at the election of Lessor after an Event of Default.

                                   ARTICLE VII
                             LESSEE ACKNOWLEDGMENTS

         SECTION 7.1. CONDITION OF THE LEASED PROPERTY. LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTY, INCLUDING THE TENANT IMPROVEMENTS AS SUCH IMPROVEMENTS ARE CONSTRUCTED, LESSEE IS SOLELY RESPONSIBLE FOR THE LEASED PROPERTY, AND THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE TENANT IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS TO THE LEASED PROPERTY AND ALL ACTIVITIES CONDUCTED IN CONNECTION THEREWITH. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE LEASED PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR, ADMINISTRATIVE AGENT OR ANY OF THE PARTICIPANTS AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE ACQUISITION DATE. NONE OF LESSOR, ADMINISTRATIVE AGENT OR ANY OF THE PARTICIPANTS HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE,

HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF) AND NONE OF LESSOR, ADMINISTRATIVE AGENT OR ANY OF THE PARTICIPANTS SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW. Lessee has been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections, and all risks incident to the matters discussed in the preceding sentence, as between Lessor, Administrative Agent and the Participants, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this
SECTION 7.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of Lessor, the Administrative Agent or the Participants, express or implied, with respect to the Leased Property (or any interest therein), that may arise pursuant to any law now or hereafter in effect or otherwise.

         SECTION 7.2. RISK OF LOSS. The risk of loss of or decrease in the enjoyment and beneficial use of the Leased Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

         SECTION 7.3. CERTAIN DUTIES AND RESPONSIBILITIES OF LESSOR. Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against Lessor, and Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Leased Property or any other part of the Trust Estate in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.


                                 ARTICLE VIII
                POSSESSION AND USE OF THE LEASED PROPERTY, ETC.

         SECTION 8.1. UTILITY AND OTHER CHARGES. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Leased Property. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to the Leased Property for a billing period during which this Lease expires or terminates (except when Lessee purchases the Leased Property in accordance with the terms of this Lease, in which case Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between Lessee and any purchaser of the Leased Property, and each party shall pay or reimburse the other for each party's pro rata share thereof; PROVIDED, that in no event shall Lessor have any liability therefor.

         SECTION 8.2. POSSESSION AND USE OF THE LEASED PROPERTY. The Leased Property shall be used only as a first class commercial office building. Lessee shall not use the Leased Property or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, utility, remaining useful life or residual value of the Leased Property. At all times during the Term, the Leased Property shall be continuously leased by Lessee or a permitted sublessee, to the extent permitted herein, in the ordinary course of its business and only for a Permitted Use. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Leased Property as contemplated by this Lease and the other Operative Documents. Lessee shall not commit or permit any waste of the Leased Property or any part thereof. During the Term, Lessee assumes and agrees to perform on behalf of Lessor all of Lessor's obligations as owner of the Leased Property and to pay all fees, assessments, Impositions and other amounts payable by Lessor as such owner during the Term and which relate to or arise in connection with the purchase, disposition, ownership or use of the Leased Property.

         SECTION 8.3. COMPLIANCE WITH REQUIREMENTS OF LAW AND INSURANCE REQUIREMENTS. Subject to the terms of ARTICLE XII relating to permitted contests, Lessee, at its sole cost and expense, shall comply in all material respects with all Requirements of Law (including all Environmental Laws) and Insurance Requirements relating to the Leased Property, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes or interfere with the use and enjoyment of the Leased Property, and procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Leased Property and for the use, operation, maintenance, repair and restoration of the Facility or the other Improvements.


                                   ARTICLE IX
                         MAINTENANCE AND REPAIR; REPORTS

         SECTION 9.1. MAINTENANCE AND REPAIR; REPORTS. Lessee, at its own expense, shall at all times (a) maintain the Leased Property in good operating condition in at least the condition existing on the Acquisition Date, subject to ordinary wear and tear, and in any event at least as good as the condition of similar properties owned or leased by Lessee, Guarantor and their Affiliates and in good repair and condition; (b) maintain the Leased Property in accordance with all Applicable Laws in all material respects, whether or not such maintenance requires modifications or alterations; (c) comply with the Insurance Requirements which are in effect at any time with respect to the Leased Property or any part thereof; (d) use the Leased Property only in accordance with ARTICLE VIII and cause the Leased Property to have at all times the capacity and functional ability to be used, on a continuing basis and in commercial operation, in accordance with ARTICLE VIII except during any period for which any Casualty or Condemnation prevents such use; (e) make all necessary or appropriate repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding CLAUSES (a) through (d),

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

whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, and including, repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property; and (f) procure, maintain and comply in all material respects with all material licenses, permits, orders, approvals, consents and other authorizations required for the construction of the Tenant Improvements and the use, development, maintenance and operation of the Leased Property. Lessee waives any right that it may now have or hereafter acquire to (x) require Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (y) make repairs at the expense of Lessor pursuant to any Applicable Laws or other agreements.

         SECTION 9.2. MAINTENANCE AND REPAIR REPORTS. During the Term, Lessee shall keep maintenance and repair reports in sufficient detail, on the same basis as records are kept for similar properties owned or leased by Lessee or any of its Affiliates, to indicate the nature and date of any material maintenance work, repair or any Modifications pursuant to SECTION 10.1 hereof. Such reports shall be kept on file by Lessee at its offices during the Term, and shall be made available at Lessee's office to Lessor upon reasonable request. Lessee shall give written notice to Lessor of any Condemnation or Casualty promptly after Lessee has knowledge thereof.


                                    ARTICLE X
                               MODIFICATIONS, ETC.

         SECTION 10.1.  IMPROVEMENTS AND MODIFICATIONS.

                  (a) Lessee, at Lessee's own cost and expense, shall make alterations, renovations, improvements and additions to the Leased Property or any part thereof and substitutions and replacements therefor (collectively, "MODIFICATIONS") which are (i) necessary to repair or maintain the Leased Property in the condition required by SECTION 9.1; (ii) necessary in order for the Leased Property to be in compliance with Applicable Laws; or (iii) necessary or advisable to restore the Leased Property to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to ARTICLE XIV. So long as no Lease Event of Default or Lease Default has occurred and is continuing, Lessee, at Lessee's own cost and expense, may undertake Modifications to the Leased Property so long as such Modifications comply with Applicable Laws and with SECTION 9.1 and subsection (b) of this SECTION 10.1.

                  (b) The making of any Modifications must be in compliance with the following requirements:

                           (i) Lessee shall not make any Modifications in violation of the terms of any restriction, easement, condition, covenant or other similar matter affecting title to or binding on the Leased Property.

                           (ii) No Modifications shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required from time to time, all required permits and authorizations relating to such Modifications of all municipal and other Governmental

         Authorities having jurisdiction over the Leased Property. Lessor, at Lessee's expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable.

                           (iii) The Modifications shall be completed in a good and workmanlike manner and in compliance with all Applicable Laws then in effect and the standards imposed by any insurance policies required to be maintained hereunder.

                           (iv) All Modifications shall, when completed, be of such a character as to not materially adversely affect the Fair Market Value, utility or residual value of the Leased Property from their Fair Market Value, utility or residual value immediately prior to the making thereof or, in the case of Modifications being made by virtue of a Casualty or Condemnation, immediately prior to the occurrence of such Casualty or Condemnation.

                           (v) Lessee shall have made adequate arrangements for payment of the cost of all Modifications when due so that the Leased Property shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to the Leased Property, other than Permitted Liens.

                           (vi) All Modifications must be located solely on the Land.

         SECTION 10.2. TITLE TO MODIFICATIONS. Title to the following described Modifications shall, without further act, vest in Lessor and shall be deemed to constitute a part of the Leased Property and be subject to this Lease:

                  (a) each of the Tenant Improvements;

                  (b) Modifications that are in replacement of or in substitution for a portion of Improvements existing on the Acquisition Date or any Tenant Improvements;

                  (c) Modifications that are required to be made pursuant to the terms of SECTION 10.1(a)(i) hereof; or

                  (d) Modifications that are Nonseverable.

         Lessee, at Lessor's request, shall execute and deliver any deeds, bills of sale, assignments or other documents of conveyance reasonably necessary to evidence the vesting of title in and to such Modifications to Lessor, and Lessor shall acknowledge therein that the same are subject to this Lease.

                  If such Modifications are not within any of the categories set forth in CLAUSES (a) through (c) of this SECTION 10.2, then title to such Modifications shall vest in Lessee and such Modifications shall not be deemed to be Modifications which are part of the Leased Property.

         All Modifications to which Lessee shall have title may, so long as removal thereof shall not result in the violation of any Applicable Laws and no Event of Default is continuing, be removed by Lessee. Lessee shall notify Lessor in writing at least thirty (30) days before it removes any such Modifications which, individually or in the aggregate, had an original cost exceeding $500,000, and Lessee shall at its expense repair any damage to the Leased Property caused by the removal of such Modifications. Lessor (or the purchaser of the Leased Property) may purchase from Lessee any such Modifications (if not already owned by Lessor) that Lessee intends to remove from the Leased Property prior to the return of the Leased Property to Lessor or sale of the Leased Property, which purchase shall be at the Fair Market Value of such Modifications as determined by the Appraiser at the time of such purchase. Title to any such Modifications shall vest in Lessor (or the purchaser of the applicable Leased Property) if not removed from the Leased Property by Lessee prior to the return of the Leased Property to Lessor or sale of the Leased Property.

         SECTION 10.3. OTHER PROPERTY. Lessee may from time to time own or hold under lease from Persons other than Lessor, furniture, trade fixtures, equipment and other tangible personal property located on or about the Leased Property that is not subject to this Lease. Lessor shall from time to time during the Term, upon the reasonable request, and at the sole cost and expense of Lessee, which request shall be accompanied by such supporting information and documents as Lessor may reasonably require, acknowledge in writing to Lessee or other Persons that the particular items of furniture, trade fixtures and equipment in question are not part of the Leased Property and that, subject to the rights of Lessor hereunder and under any other Operative Documents, Lessor does not own or have any other right or interest in or to such furniture, trade fixtures and equipment.


                                   ARTICLE XI
                   COVENANTS WITH RESPECT TO LIENS; EASEMENTS

         SECTION 11.1.  COVENANTS WITH RESPECT TO LIENS.

                  (a) Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Leased Property, Lessor's title thereto, or any interest therein and Lessee shall protest any such Lien and diligently pursue the defense thereof. Lessee, at its own expense, shall promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Leased Property free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to Lessor and Administrative Agent, any such Lien (other than Permitted Liens) not accepted above if the same shall arise at any time.

                  (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NONE OF LESSOR, THE ADMINISTRATIVE AGENT OR ANY OF THE PARTICIPANTS IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE LEASED PROPERTY OR ANY PART THEREOF THROUGH OR

UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR, ADMINISTRATIVE AGENT OR ANY PARTICIPANT IN AND TO THE LEASED PROPERTY.

                                   ARTICLE XII
                               PERMITTED CONTESTS

         SECTION 12.1. PERMITTED CONTESTS IN RESPECT OF APPLICABLE LAWS. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Laws relating to Leased Property or the obligation to comply therewith shall be prosecuted diligently and in good faith in appropriate proceedings by Lessee or (b) compliance with such Applicable Laws shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, Lessee shall not be required to comply with such Applicable Laws but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of Lessor, acting at the direction of the Required Participants, involve (A) any risk of criminal liability being imposed on Lessor, any Administrative Agent, any Participant or the Leased Property or (B) any material risk of (1) until after an adverse determination therein, the foreclosure, forfeiture or loss of the Leased Property, or any material part thereof, or (2) the nonpayment of Rent or (3) any sale of, or, until after an adverse determination therein, the creation of any Lien (other than a Permitted
Lien) on, any part of the Leased Property, (4) civil liability being imposed on Lessor, Administrative Agent, any Participant or the Leased Property for which Lessee is not obligated to indemnify such parties under the Operative Documents, or (5) enjoinment of, or interference with, the use, possession or disposition of the Leased Property in any material respect in accordance with the other Operative Documents.

         Lessor shall not be required to join in any proceedings pursuant to this SECTION 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of Lessor or it is customary in the applicable jurisdiction for the title holder to join in such proceedings; and in that event Lessor shall join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) Lessee has not elected the Sale Option and (ii) Lessee agrees in writing to and pays all related expenses and agrees in writing to indemnify Lessor, the Administrative Agent and the Participants in form and substance reasonably satisfactory to each of the respective Indemnitees.


                                  ARTICLE XIII
                                    INSURANCE

         SECTION 13.1. REQUIRED COVERAGES. During the Term, Lessee shall provide or cause to be provided insurance with respect to the Leased Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations, and carry such other insurance as is usually carried by such corporations; PROVIDED, that in any event Lessee shall maintain or cause to be maintained at all times:

                  (a) COMPREHENSIVE GENERAL LIABILITY INSURANCE. Combined single limit insurance against claims for third-party bodily injury, including death and third-party property damage occurring on, in or about the Leased Property (including adjoining streets and sidewalks) in an amount at least equal to $1,000,000 per occurrence and $2,000,000 in the aggregate and a minimum of $10,000,000 per occurrence and in the aggregate excess of such coverage. Such coverage may be subject to deductibles up to an amount that is customarily carried by a company of similar size and engaged in business similar to Lessee and shall be otherwise reasonably acceptable to the Required Participants. The coverage required by this paragraph (a) may be provided in a combination of umbrella and excess liability policies.

                  (b) PROPERTY INSURANCE. Insurance against loss or damage covering the Leased Property or any portion thereof by reason of any Peril (as defined below) in an amount (subject to such deductibles in such minimum amounts as is carried by corporations owning and/or operating similar properties) otherwise reasonably acceptable to the Required Participants; PROVIDED, that at no time shall the amount of such coverage be less than the replacement cost of any Improvements, including any costs that may be required to cause the Leased Property to be reconstructed to comply with all Applicable Laws. The term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all risk endorsement" then in use in the State of Colorado.

                  (c) WORKERS' COMPENSATION. During the construction of the Tenant Improvements and the construction of any Modifications and the operation of the Leased Property, Lessee shall comply with the applicable Workers' Compensation laws and protect Lessor, the Administrative Agent and the Participants against any liability under such laws.

                  (d) BUILDERS' RISK INSURANCE. During the construction of the Tenant Improvements and during the construction of any Modifications, Lessee shall maintain, for the benefit of Lessor, all-risk Builders' Risk Insurance in an amount equal to the greater of the replacement value of the Tenant Improvements or such Modifications, as applicable, and the aggregate cost for the construction of same, including costs that may be required to cause the Leased Property to be reconstructed to comply with all Applicable Laws.

                  (e) OTHER INSURANCE. Such other insurance, in each case as is generally carried by Guarantor or its Affiliates for similar properties owned or leased by any of them or by other owners of similar properties, in such amounts and against such risks as are then customary for properties similar in use and flood insurance to the extent required by Applicable Laws, including banking regulations applicable to such Participant.

         SECTION 13.2. INSURANCE COVERAGE. The insurance coverage required in
SECTION 13.1 shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee shall be rated in A.M. Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) and shall have a general policyholder rating of "A" (or comparable rating for a rating by an organization other than A.M. Best) and a financial rating of at least "X" (or comparable rating for a rating by an organization other than A.M. Best) or be otherwise acceptable to the Required Participants. In the case of liability insurance maintained by Lessee, such insurance shall name Lessor (both in its individual capacity and as trustee), Administrative Agent and each of the Participants, as additional insureds and, in the case of property insurance maintained by Lessee, such insurance shall name Administrative Agent as mortgagee and sole loss payee. Each policy referred to in SECTION 13.1 shall provide that: (i) it will not be canceled, materially modified or its limits reduced, or allowed to lapse without renewal, except after not less than fifteen (15) days' prior written notice to Lessor and Administrative Agent; (ii) the interests of Lessor, Administrative Agent and any Participant shall not be invalidated by any act or negligence of or breach of warranty or representation by Lessee or any other Person having an interest in the Leased Property unless the loss or damage is caused by, or results from, the negligence of Lessor, Agent or any Participant; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor, Administrative Agent or any Participant, unless the loss or damage is caused by, or results from, the negligence of Lessor, Agent or any Participant; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor; and (v) except with respect to Comprehensive General Liability Insurance only, except with respect to Comprehensive General Liability Insurance only, such policy shall contain a cross-liability clause providing for coverage of Lessor, Administrative Agent and each Participant, as if separate policies had been issued to each of them. Lessee shall notify Lessor and Administrative Agent promptly of any policy cancellation, reduction in policy limits, or material modification or amendment.

         SECTION 13.3. Delivery of Insurance Certificates. On or before the Advance Date, Lessee shall deliver to Administrative Agent certificates of insurance satisfactory to Administrative Agent and the Participants evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year) or upon written request by Lessor or Administrative Agent following a Lease Event of Default, Lessee shall deliver to Administrative Agent certificates of insurance evidencing that all insurance required by Sections 13.1 and 13.2 to be maintained by Lessee is in effect.

         SECTION 13.4. INSURANCE BY LESSOR, ADMINISTRATIVE AGENT OR ANY PARTICIPANT. Each of Lessor, Administrative Agent or any Participant may at its own expense carry insurance with respect to its interest in the Leased Property, and any insurance payments received from policies maintained by Lessor, Administrative Agent or any Participant shall be retained by Lessor, Administrative Agent or such Participant, as the case may be, without reducing or otherwise affecting Lessee's obligations hereunder.

                                   ARTICLE XIV
                CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

         SECTION 14.1.  CASUALTY AND CONDEMNATION.

                  (a) If all or a portion of the Leased Property is damaged or destroyed in whole or in part by a Casualty (other than a Significant Casualty, which shall be governed by SECTION 15.1) any insurance proceeds payable with respect to such Casualty, shall be paid directly to Lessor, or if received by Administrative Agent or Lenders, shall be paid over to Lessor, and shall in each case be advanced to Lessee to be used solely for the reconstruction, refurbishment and repair of Leased Property, and if the use, access, occupancy, easement rights or title to the Leased Property or any part thereof is the subject of a Condemnation (other than a Significant Condemnation), then any award or compensation relating thereto, shall be paid to Lessor and shall be used solely for the restoration of the Leased Property such insurance proceeds or condemnation awards and any amounts in the case of either a Casualty or Condemnation will be applied in the manner provided for in Section 5.3(i) of the Participation Agreement. Any insurance proceeds or condemnation award payable with respect to a Casualty or Condemnation aggregating more than $5,000,000 shall be held in trust by Administrative Agent in a segregated account for reimbursement to Lessee from time to time during the course of Lessee's restoration of the Leased Property and compliance with the provisions of SECTION 9.1. Any such amounts held by Administrative Agent shall be invested by Administrative Agent at the direction of Lessor from time to time, with all interest and earnings on such investments being applied promptly upon receipt thereof by Administrative Agent from time to time to reduce the then outstanding amount of the Lease Balance in accordance with the provisions of Section 5.3(i) of the Participation Agreement. All amounts held by Administrative Agent, Lessor or any of the Participants on account of any award, compensation or insurance proceeds paid directly to or otherwise received by Lessor, Administrative Agent or any of the Participants shall promptly be remitted to Lessee (or if the immediately preceding sentence is applicable, Administrative Agent) to be applied in accordance with this SECTION 14.1. Notwithstanding the foregoing, if any Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to Administrative Agent or, if received by Lessee, shall be held in trust for the Participants and shall be paid over by Lessee to Administrative Agent to be distributed by Administrative Agent in accordance with the Participation Agreement. All amounts held by Lessor or Administrative Agent on account of any award, compensation or insurance proceeds either paid directly to Lessor or Administrative Agent or turned over to Lessor or Administrative Agent, in each case after the occurrence and during the continuance of a Lease Event of Default shall at the option of Lessor (at the direction of the Required Participants) either be (A) paid to Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with this CLAUSE (a), or (B) applied to Lease Balance and any other amounts owed by Lessee under the Operative Documents in accordance with ARTICLE XVI.

                  (b) In the event any part of the Leased Property becomes subject to condemnation or requisition proceedings, Lessee shall give notice thereof to Lessor promptly after Lessee has knowledge thereof and, to the extent permitted by Applicable Laws, Lessee shall control the negotiations with the relevant Governmental Authority unless an Event of Default exists, in which case Lessor shall be entitled to control such negotiations; PROVIDED, that in any event, Lessor may participate at Lessor's expense (or if an Event of Default exists, at Lessee's expense) in such negotiations, PROVIDED, in all cases, that no settlement shall be made without Lessor's prior written consent, which will not be unreasonably withheld or delayed. Lessee shall give to Lessor such information and copies of such documents which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by ARTICLE XIII, and are in the possession of Lessee, as are reasonably requested by Lessor. If the proceedings relate to a Significant Condemnation, Lessee shall act diligently in connection therewith. Nothing contained in this SECTION 14.1(b) shall diminish Lessor's rights with respect to condemnation awards and property insurance proceeds under ARTICLES XIII or XIV.

                  (c) In no event shall a Casualty or Condemnation affect Lessee's obligations to pay Rent pursuant to SECTION 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to ARTICLES XVIII, XIX and XX.

                  (d) If, pursuant to this ARTICLE XIV, this Lease shall continue in full force and effect following a Casualty or Condemnation, and provided that all insurance proceeds or condemnation proceeds received by Lessor have been made available to Lessee, Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Leased Property in accordance with this CLAUSE (d) Lessee shall pay the shortfall), promptly and diligently repair any damage to the Leased Property caused by such Casualty or Condemnation in conformity with the requirements of SECTIONS 9.1 and 10.1 so as to restore the Leased Property to at least the same condition and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the Leased Property shall remain with Lessor subject to the terms of this Lease. Upon completion of such restoration, Lessee shall furnish to Lessor a Responsible Officer's Certificate to Lessor confirming that such restoration has been completed pursuant to this Lease.

         SECTION 14.2. ENVIRONMENTAL MATTERS. At Lessee's sole cost and expense, Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate any Release which constitutes a Material Environmental Condition or an Environmental Violation with respect to the Leased Property which in either case arising or resulting from the acts or omissions of Guarantor, Lessee or any of their Affiliates or which any such Person has an obligation to respond, clean up or remediate under Applicable Laws.

         SECTION 14.3. NOTICE OF ENVIRONMENTAL MATTERS. Lessee shall promptly provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Violation or any Release on, at, under or from Leased Property, which violation or Release could require in excess of $100,000.00 in remediation costs, or which could result in the imposition of criminal penalties upon Lessor, Administrative Agent or any Participant (any such violation, claim, action, proceeding or Release, a "MATERIAL ENVIRONMENTAL CONDITION") All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within ten (10) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any such Material Environmental Condition. Lessee shall also promptly provide such detailed reports of any such Material Environmental Condition as may reasonably be requested by Lessor or Administrative Agent. Upon completion of remedial action of any such Material Environmental Condition by Lessee, Lessee shall cause to be prepared by an environmental consultant reasonably acceptable to Lessor and Administrative Agent a report describing the Material Environmental Condition and the actions taken by Lessee (or its agents) in response to such Material Environmental Condition, and a statement by the consultant that the Material Environmental Condition has been remedied in compliance in all material respects with applicable Environmental Law. Each Release constituting a Material Environmental Condition and any Environmental Violation shall be remedied prior to the Expiration Date unless the Leased Property has been purchased by Lessee in accordance with ARTICLE XV or SECTION 19.1. Nothing in this ARTICLE XIV shall reduce or limit Lessee's obligations elsewhere in this Lease or under the Participation Agreement.

                                   ARTICLE XV
                              TERMINATION OF LEASE

         SECTION 15.1.  TERMINATION UPON CERTAIN EVENTS.

                  (a) If any of the following occurs with respect to the Leased
Property:

                  (i) a Significant Condemnation;

                  (ii) a Significant Casualty; or

                  (iii) an Environmental Violation or Release, or the discovery of an Environmental Violation or Release, the cost of remediation of which in the reasonable judgment of Administrative Agent would exceed $100,000.00;

then, in any such event, Lessor may elect to terminate this Lease by giving written notice (a "TERMINATION NOTICE") to Lessee that, as a consequence of such event, the Lease is to be terminated.

                  (b) Following Lessee's receipt of the Termination Notice, Lessee shall be obligated to purchase Lessor's interest in the Leased Property on or prior to the next occurring Payment Date by paying Lessor an amount equal to the Purchase Amount.

         SECTION 15.2. TERMINATION PROCEDURES. On the date of the payment by Lessee of the Purchase Amount in accordance with SECTION 15.1(b) (such date, the "TERMINATION DATE"), this Lease shall terminate and, promptly following Lessor's receipt of such payment:

                  (a) Lessor shall execute and deliver to Lessee at Lessee's cost and expense a warranty deed of any remaining interest of Lessor in the Leased Property and a discharge of mortgage with respect to this Lease, in each case in recordable form and otherwise in conformity with local custom and without representation and warranty except as to the absence of any Lessor Liens attributable to Lessor;

                  (b) the Leased Property shall be conveyed to Lessee "AS IS" and in its then present physical condition; and

                  (c) in the case of a termination pursuant to CLAUSE (i) or
         (ii) of SECTION 15.1(a), Lessor shall convey to Lessee any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease theretofore received by Lessor or at the request of Lessee, to the extent actually received, such amounts shall be applied against sums due hereunder.

                                   ARTICLE XVI
                                EVENTS OF DEFAULT

         SECTION 16.1. LEASE EVENTS OF DEFAULT. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "LEASE EVENT OF DEFAULT":

                  (a) the occurrence of a Payment Default; or

                  (b) the Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent giving rise to a Lease Event of Default under CLAUSE (a) of this SECTION 16.1) due and payable within five (5) Business Days after receipt of notice thereof; or

                  (c) the insurance required by ARTICLE XIII of this Lease is not maintained and in place for any reason; or

                  (d) Lessee or Guarantor shall fail to observe or perform any material term, covenant or condition of Lessee under this Lease or any other Operative Document (other than those described in any other clause of this SECTION 16.1) and such failure shall have continued for thirty (30) days after the earlier of (i) receipt by Lessee of notice thereof and (ii) notification by Lessee of such event pursuant to Section 9.1(d) of the Participation Agreement; PROVIDED, HOWEVER, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty
(30)-day period, but such diligent efforts shall be properly commenced within such thirty (30)-day cure period and Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional 90 days, but not to extend beyond the Expiration Date; or

                  (e) the occurrence of a Teletech Event of Default; or

                  (f) Lessee shall fail to sell the Leased Property in accordance with and satisfy each of the terms, covenants, conditions and agreements set forth at ARTICLES XX and XXI in connection with and following its exercise of the Sale Option, including each of Lessee's obligations at SECTIONS
20.1 and 21.1; or

                  (g) Any Operative Document or the security interest and lien granted under this Lease (except in accordance with its terms), in whole or in part, terminates, ceases to be effective or ceases to be the legal, valid and binding enforceable obligation of Lessee, Guarantor or any of their Affiliates, or Lessee, Guarantor or any such Affiliate, directly or indirectly, contests in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the security interest and lien securing Lessee's or Guarantor's obligations under the Operative Documents, in whole or in part, ceases to be a perfected first priority security interest and lien; or

                  (h) The failure of Lessee to fully satisfy each of the terms and provisions of SECTION 3.5 of the Construction Agency Agreement such that the Aggregate Lease Amounts (as defined therein) have been fully repaid to Administrative Agent for application in accordance with the terms of such
SECTION 3.5 of the Construction Agency Agreement; or

                  (i) The failure of Lessee to establish the Deposit Account in accordance with Section 9.5 of the Participation Agreement or to deposit therein such amounts as are required under Section 9.4 of the Participation Agreement.

         SECTION 16.2. REMEDIES. Upon the occurrence of any Lease Event of Default and at any time thereafter, Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Lease Event of Default, including the obligation of Lessee to purchase the Leased Property as set forth in SECTION 18.2 and any rights and remedies set forth in this Lease but subject to the rights of the Lessee to purchase the Leased Property pursuant to the terms and conditions and within the time periods as set forth in SECTION 18.1:

                  (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as to any or all of the Leased Property as of the date specified in such notice; PROVIDED, HOWEVER, that no reletting, reentry or taking of possession of the Leased Property (or any portion thereof) by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, and notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default and no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor;

                  (b) Lessor may demand that Lessee, and Lessee shall upon any such demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, ARTICLES VII and IX and SECTION 8.3 and SECTION 14.2 hereof as if the Leased Property were being returned at the end of the Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Laws, enter upon the Leased Property and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for all reasonable costs and expenses incurred by Lessor and the Participants in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any necessary repairs made by Lessor;

                  (c) Lessor may (i) sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee (except that any Excess Sales Proceeds shall be payable to Lessee) with respect thereto (except to the extent required by CLAUSE (ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as damages for loss of bargain and not as a penalty (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of
(1) the Lease Balance calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale (that is, after deducting all reasonable costs and expenses incurred by Lessor or any Participant(s) incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

                  (d) Lessor may, at its option, elect not to terminate this Lease with respect to the Leased Property and may continue to collect all Basic Rent, Supplemental Rent and all other amounts due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs (and Lessee shall pay the reasonable costs of such repairs) in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to the Leased Property to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Payment Date;

                  (e) Unless the Leased Property has been sold in its entirety, Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time (subject to Lessee's prior performance in full under this clause) exercise any of its rights under CLAUSE (b), (c) or (d) with respect to the Leased Property or any portion thereof, demand, by written notice to Lessee specifying a date (a "TERMINATION DATE") not earlier than ten (10) days after the date of such notice, that Lessee purchase, on such Termination Date, the Leased Property (or any remaining portions thereof) in the manner provided in
SECTION 18.2 and in accordance with the provisions of ARTICLE XXI;

                  (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

                  (g) Lessor may retain and apply against the Lease Balance, or any other amounts payable under the Operative Documents, all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease; or

                  (h) If an Event of Default shall have occurred and be continuing, Lessor, as a matter of right and with notice to Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Leased Property, and Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Leased Property unless such receivership is sooner terminated.

         To the maximum extent permitted by law, Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Leased Property or any interest therein.

         Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor's right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Leased Property), be deemed a "mortgagee in possession", and Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

         SECTION 16.3. WAIVER OF CERTAIN RIGHTS. If this Lease shall be terminated pursuant to SECTION 16.2, Lessee waives, to the fullest extent permitted by law,(a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this
ARTICLE XVI.

         SECTION 16.4.  POWER OF SALE AND FORECLOSURE.

                  (a) As it is the intent of the parties pursuant to ARTICLE XXIV that the transaction reflected in this Lease shall constitute a deed of trust financing as described therein, Lessee hereby grants a Lien, and Lessee does hereby irrevocably warrant, grant, bargain, sell, transfer, convey and assign the Leased Property to the Deed of Trust Trustee, IN TRUST FOREVER WITH POWER OF SALE for the benefit and security of Lessor, to secure all Obligations, and that, upon the occurrence of any Event of Default, Lessor shall have the power and authority, to the extent provided by law, to direct Deed of Trust Trustee, after proper notice and lapse of such time as may be required by law, to sell the Leased Property at the time and place of sale fixed by Deed of Trust Trustee in such notice of sale, either as a whole, or in separate lots or parcels or items and in such order it may elect, at auction to the highest bidder for cash in lawful money of the United States of America payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW DEED OF TRUST TRUSTEE TO TAKE THE LEASED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY LESSEE UNDER THIS INSTRUMENT, and upon the occurrence of a Lease Event of Default, Lessor, in lieu of or in addition to directing Deed of Trust Trustee to exercise any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Leased Property, or against Lessee on a recourse basis for the Lease Balance and all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Certificate Amounts, and all other amounts owing by Lessee under the Operative Documents with respect to the Leased Property or pursuant to the Operative Documents, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Leased Property, or for the enforcement of any other appropriate legal or equitable remedy.

         Administrative Agent may elect to commence foreclosure proceedings by way of a trustee's sale pursuant to the provisions of Title 38, Article 38, Colorado Revised Statutes, 1973 as amended, or in any other manner then permitted by law, four weeks public notice having previously been given of the time and place of such sale by advertisement, weekly, in a newspaper of general circulation in the county in which the Leased Property is located, or upon such other notice as may be then be required by law.

                  (b) Should Lessor elect to foreclose by exercise of the power of sale herein contained, Lessor shall notify Deed of Trust Trustee in the manner then required by law and shall deposit with Deed of Trust Trustee this Lease and the Instruments and such receipts and evidence of expenditures made and secured hereby as Deed of Trust Trustee may require.

Upon receipt of such notice of Lessor and at the direction of Lessor, Deed of Trust Trustee shall cause to be recorded, published and delivered such notices of default and notices of sale as may then be required by law and by this Lease. Deed of Trust Trustee shall, only at the direction of Lessor and without demand on Lessee, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Leased Property at the time and place of sale fixed by it in such notice of sale, either as whole or in separate lots or parcels or items as Lessor shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. Deed of Trust Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Lessee, Deed of Trust Trustee or Lessor, may purchase at such sale. Deed of Trust Trustee may in the manner provided by law postpone sale of all or any portion of the Leased Property.

                  (c) After deducting all costs, fees and expenses of Deed of Trust Trustee and of the trust created hereby, including costs of evidence of title in connection with sale and the payment of the Deed of Trust Trustee's fees actually incurred not to exceed the amount which may be provided for in this Lease, Deed of Trust Trustee shall apply the proceeds of sale, subject to
Section 5.3 of the Participation Agreement, in the following priority, to payment of: (i) first, all sums expended under the terms hereof, not then repaid, with accrued interest at the Overdue Rate; (ii) second, other sums then secured hereby; and (iii) the remainder, if any, to the person or persons legally entitled thereto.

                  (d) Subject to Applicable Laws, Deed of Trust Trustee may postpone sale of all or any portion of the Leased Property and the other Teletech Collateral by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

                   (e) Upon the occurrence of an Event of Default hereunder, Lessor may proceed, in any sequence: (i) to exercise its rights hereunder with respect to all or any portion of the Leased Property and the other Teletech Collateral; and (ii) to exercise its rights with respect to all or any portion of the Leased Property and the other Teletech Collateral which is personal property in accordance with the provisions of the UCC (defined below).

                  (f) Subject always to the then existing rights, if any, of the Lessee under the Lease, Lessor may proceed to exercise all rights, privileges and remedies of Lessor under the Lease and may exercise all such rights and remedies either in the name of Lessee or in the name of Lessor for the use and benefit of Lessor.

         SECTION 16.5.  ASSIGNMENT OF LEASES AND RENTS.

                  (a) Lessee hereby absolutely assigns and transfers to Lessor the following:

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

                           (i) All subleases, written or oral, now in existence
                  or hereafter arising and all agreements in each case entered into by Lessee (or any person holding an interest in all or any portion of the Leased Property derived through Lessee's interest as lessee under the Lease) for the use and occupancy of all or any portion of the Leased Property together with all the right, power and authority of Lessee to alter, modify or change the terms of such leases or agreements or to surrender, cancel or terminate such leases or agreements together with any and all extensions and renewals thereof and any and all further leases or agreements upon all or any part of the Leased Property(collectively, the "SUBLEASES");

                           (ii) Any and all guarantees of the lessee's (the
                  "SUBLESSEE'S") obligations under any of such Subleases;

                           (iii) The immediate and continuing right to collect
                  and receive all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Lessee may now or shall hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising or issuing from or out of the Subleases, or from or out of the Leased Property or any part thereof, including but not limited to: minimum rents, additional rents, percentage rents, parking maintenance charges or fees, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, deficiency rents and liquidated damages following a Sublease event of default or late payment of rent, premiums payable by any Sublessee upon the exercise of a cancellation privilege provided for in any Sublease and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Leased Property, together with any and all rights and claims of any kind which Lessee may have against any Sublessee under any Sublease or any subtenants or occupants of the Leased Property(all such money, rights and claims being hereinafter collectively called the "SUBRENTS"), LESS AND EXCEPTING THEREFROM, HOWEVER, any sums which by the express provisions of any Sublease are payable directly to any governmental authority or to any other person, firm or corporation other than the lessor under any Sublease or any person, firm or corporation which controls or is controlled by or is under common control with the lessor under any Sublease.

                   (b) Lessee hereby constitutes and appoints Lessor the true and lawful attorney-in-fact, coupled with an interest, of Lessee, empowered and authorized in the name, place and stead of Lessee to demand, sue for, attach, levy, recover and receive all Subrents and any premium or penalty payable upon the exercise by any Sublessee under any Sublease of a privilege of cancellation originally provided in such Sublease and to give proper receipts, releases and acquittances therefor and after deducting expenses of collection, to apply the net proceeds as a credit upon any portion of the indebtedness secured hereby selected by Lessor notwithstanding the fact that such portion of said indebtedness may not then be due and payable or that such portion of said indebtedness is otherwise adequately secured, and Lessee does hereby authorize and direct any such Sublessee to deliver such payment to Lessor, in accordance with this Lease, and Lessee hereby ratifies and confirms all that its said attorney, Lessor, shall do or cause to be done by virtue of the powers granted hereby. The foregoing appointment is irrevocable and continuing and such rights, powers and privileges shall be exclusive in Lessor, its successors and assigns, so long as any part of the obligations secured hereby remain unpaid or undischarged. A Sublessee need not inquire into the authority of Lessor to collect any Subrents, and its obligations to Lessee pursuant to the relevant Sublease shall be absolutely discharged to the extent of any payment to Lessor. Lessee hereby constitutes and appoints Lessor the true and lawful attorney-in-fact, coupled with an interest, of Lessee empowered and authorized in the name and stead of Lessee to subject and subordinate at any time and from time to time any Sublease or any part thereof to the lien and security interest of this Lease or any other mortgage, deed of trust or security agreement on the Leased Property, or to request or require such subordination, where such reservation, option or authority was reserved to Lessee under any such Sublease, or in any case where Lessee otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing and such rights, powers and privileges shall be exclusive in Lessor, its successors and assigns so long as any part of the obligations secured hereby remain unpaid or undischarged, and Lessee hereby warrants that Lessee has not, at any time prior to the date hereof, exercised any such rights or assigned the right to do so.

                  (c) So long as the obligations secured hereby remain unpaid and undischarged and unless Lessor otherwise consents in writing, the fee and the leasehold estates in and to the Leased Property shall not merge but shall always remain separate and distinct, notwithstanding the union of such estates either in Lessee, Lessor, any sublessee or any third party by purchase or otherwise.

                  (d) The acceptance by Lessor of the assignment provided in this SECTION 16.5(d), together with all of the rights, powers, privileges and authority created in this paragraph or elsewhere in this Lease, shall not, prior to entry upon and taking possession of the Leased Property by Lessor, be deemed or construed to constitute Lessor a "mortgagee in possession" nor thereafter or at any time or in any event obligate Lessor to appear in or defend any action or proceeding relating to the Subleases, the Rents or the Leased Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Sublease or to assume any obligation or responsibility for any security deposits or other deposits delivered to Lessee by any Sublessee and not assigned and delivered to Lessor, nor shall Lessor be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Leased Property.

         SECTION 16.6. GRANT OF SECURITY INTEREST. In addition to the Lien granted pursuant to SECTION 16.4, Lessee hereby grants a security interest to Lessor in the Teletech Collateral which constitutes tangible personal property. This Lease shall constitute a security agreement within the meaning of the Uniform Commercial Code as enacted in the state in which the Leased Property is located ("UCC"), and if an Event of Default has occurred and is continuing, Lessor shall, in addition to all other rights available at law or equity, have all of the rights provided to a secured party under Article 9 of the UCC.

                                  ARTICLE XVII
                             LESSOR'S RIGHT TO CURE

         SECTION 17.1. LESSOR'S RIGHT TO CURE LESSEE'S LEASE DEFAULTS. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to), upon five (5) Business Days' prior written notice to Lessee (except in the case of a condition Lessor reasonably determines may be an emergency or a condition or event which if not promptly remedied may materially and adversely affect the Fair Market Value of the Leased Property, in which case only 24 hours' advance notice to Lessee shall be required), remedy any Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by ARTICLE XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Leased Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand as Supplemental Rent.


                                  ARTICLE XVIII
                               PURCHASE PROVISIONS

         SECTION 18.1.  EARLY AND END OF TERM PURCHASE OPTIONS; PARTIAL RELEASE.

                  (a) Subject to the conditions contained herein and without limitation of Lessee's purchase obligation pursuant to SECTION 18.2, on (1) any Scheduled Payment Date following the second anniversary of the Document Closing Date and provided Lessee has not elected the Sale Option or (2) any Business Day after the occurrence and during the continuance of a Lease Event of Default of the types described in CLAUSE (ii) of the next sentence, Lessee may, at its option, purchase all of the Leased Property (the "EARLY TERMINATION OPTION") at a price equal to the Purchase Amount. Lessee's right to purchase the Leased Property pursuant to this SECTION 18.1 shall terminate automatically and without notice upon (i) the occurrence of a Lease Event of Default arising as a result of an Insolvency Event, or (ii) upon the occurrence of any other Lease Event of Default, unless in the case of a Lease Event of Default described in this CLAUSE
(ii) Lessee delivers a written notice of its election to exercise this option to purchase not less than three (3) Business Days prior to the date of the purchase and consummates the purchase within fifteen (15) Business Days following the occurrence of such Event of Default. In order to exercise its option to purchase the Leased Property pursuant to this SECTION 18.1 and except as provided for in CLAUSE (ii) of the foregoing sentence, Lessee shall give to Lessor not less than ten (10) days' prior written notice of such election to exercise, which election shall be irrevocable when made. If Lessee exercises its option pursuant to this
SECTION 18.1 then, upon Lessor's receipt of all amounts due in connection therewith, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Leased Property in accordance with the procedures set forth in SECTION 21.1, such transfer to be effective as of the date specified in the Purchase Notice.

                  (b) PARTIAL RELEASE. At any time during the Term, Lessee may request that a portion of the Land (not to exceed 19.0201 acres in the aggregate) identical to the real property depicted on EXHIBIT B attached hereto (the "RELEASE PARCEL") be released from the Lease and, in accordance with the Seller's reacquisition rights set forth in the Deed, conveyed to Seller (or its affiliate), and Lessor shall release the Release Parcel from the Lease and, in accordance with the Seller's reacquisition rights set forth in the Deed, so convey the Release Parcel upon satisfaction of the following additional conditions: (i) Seller shall have satisfied its subdivision obligations set forth in the Deed such that the Release Parcel and the remaining portion of the Leased Property shall each constitute a legally subdivided parcel of real property under the Applicable Laws, (ii) the remaining portion of the Leased Property shall not be dependent upon the Release Parcel for services, utilities, parking or access unless perpetual easements have been granted for the benefit of the remaining portion of the Leased Property in form satisfactory to the Required Participants and otherwise in accordance with Applicable Laws regarding subdivision and zoning, (iii) any improvements situated on the remaining portion of the Leased Property shall be situated entirely on the remaining portion of the Leased Property and no portion of the improvements situated on the remaining portion of the Leased Property shall be situated on the portion of the Release Parcel, (iv) Lessee shall deliver to Lessor, Administrative Agent and the Participants a (x) Title Policy complying with the requirements of Section 6.1(r) of the Participation Agreement, or (y) endorsements to the existing Title Policies satisfactory to the Participants, in either case insuring, among other things, the continued lien priority of the Liens in favor of Administrative Agent and including endorsements with respect to the subdivision and zoning of the Leased Property, and (v) Lessee shall execute and deliver such modifications, amendments or supplements to the Operative Documents to reflect the sale of the Release Parcel as reasonably requested by Lessor or Administrative Agent.

         SECTION 18.2.  ACCELERATION OF LEASED PROPERTY PURCHASE.

                  (a) Lessee shall be obligated to purchase for an amount equal to the Purchase Amount Lessor's interest in all of the Leased Property (notwithstanding any prior election to exercise its Early Termination Option pursuant to SECTION 18.1) (i) automatically and without notice upon the occurrence of a Lease Event of Default resulting from an Insolvency Event, and
(ii) as provided for in SECTION 16.2(e) upon written demand of Lessor upon the occurrence of any other Lease Event of Default.

                  (b) Any purchase under this SECTION 18.2 shall be in accordance with the procedures for transfer set forth in SECTION 21.1.


                                   ARTICLE XIX
                               END OF TERM OPTIONS

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

         SECTION 19.1. END OF TERM OPTIONS. At least two hundred seventy (270) days before the scheduled expiration date of the Term, Lessee shall, by delivery of written notice to Lessor and each Administrative Agent, exercise one of the following options:

                  (a) Renew this Lease with respect to the Leased Property for an additional one-year term (each, a "LEASE RENEWAL TERM") on the terms and conditions set forth herein and in the other Operative Documents (the "RENEWAL OPTION"); PROVIDED, HOWEVER, that the Renewal Option shall not be available during the second Lease Renewal Term; or

                  (b) Purchase for cash for the Purchase Amount all of the Leased Property on the last day of the Term (the "PURCHASE OPTION"); and if Lessee shall have elected to purchase the Leased Property, Lessor shall, upon the payment to Lessor of the Purchase Amount then due and payable by Lessee under the Operative Documents, transfer all of Lessor's right, title and interest in and to the Leased Property pursuant to SECTION 21.1; or

                  (c) Sell all of the Leased Property on behalf of Lessor for cash to a single purchaser not in any way affiliated with Lessee, any of its Affiliates on the last day of the Term (the "SALE OPTION"). Lessee's right to sell the Leased Property pursuant to the Sale Option shall be conditioned upon and subject to the fulfillment by Lessee of each of the terms and conditions set forth in ARTICLE XX. In addition, all subleases with respect to the Leased Property shall have been terminated prior to Lessor's receipt of Lessee's election of the Sale Option. Lessee shall not enter into any additional subleases or renew any subleases with respect to the Leased Property following Lessee's election of the Sale Option, and Lessee shall not remove any Modifications or commence any voluntary Modifications without the consent of the Required Participants.

         SECTION 19.2. ELECTION OF OPTIONS. To the extent that the Renewal Option is available, unless Lessee shall have affirmatively elected in accordance herewith the Purchase Option or the Sale Option, Lessee shall be deemed to have elected the Renewal Option. If the Renewal Option is no longer available, unless Lessee shall have (a) affirmatively elected the Sale Option within the time period provided for in SECTION 19.1 and (b) satisfied each of the requirements in ARTICLES XX and XXI, Lessee shall be deemed to have elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists a Lease Default, Lease Event of Default, Significant Casualty or Significant Condemnation at any time after the Sale Option is properly elected or Lessee fails to comply with each of the terms and conditions set forth at ARTICLES XX and XXI (including Lessee's obligation to sell the Leased Property in accordance with the terms and conditions set forth at ARTICLES XX AND XXI, on the last day of the Term) and Lessor shall be entitled to exercise all rights and remedies provided in ARTICLE XVI. Lessee may not elect the Sale Option if there exists on the date the election is made a Default, an Event of Default, Significant Casualty or Significant Condemnation. Any election by Lessee pursuant to SECTION 19.1 shall be irrevocable at the time made.

         SECTION 19.3. RENEWAL OPTIONS. The exercise of any Renewal Option by Lessee shall be subject to satisfaction of the following conditions:

                  (i) on the Expiration Date then in effect no Lease Event of Default or Lease Default shall have occurred and be continuing, and on the date Lessee gives notice of its exercise of the Renewal Option, no Lease Event of Default or Lease Default shall have occurred and be continuing; and

                  (ii) Lessee shall not have exercised the Sale Option or the Purchase Option.

Lessee's exercise of a Renewal Option shall be deemed to be a representation by Lessee that on both the Expiration Date then in effect and the date Lessee gives notice of its exercise of the Renewal Option, no Event of Default or Lease Default shall have occurred and be continuing.


                                   ARTICLE XX
                                   SALE OPTION

         SECTION 20.1. SALE OPTION PROCEDURES. Lessee's effective exercise and consummation of the Sale Option with respect to the Leased Property shall be subject to the due and timely fulfillment of each of the following provisions as to the Leased Property as of the dates set forth below.

                  (a) Lessee shall have given to Lessor and Lenders written notice of Lessee's exercise of the Sale Option in accordance with SECTION 19.1.

                  (b) Prior to the Expiration Date, Lessee shall furnish to Lessor, Administrative Agent, the Participants and, the independent purchaser hereunder a reasonably current Environmental Audit dated no earlier than forty-five (45) days prior to the Expiration Date and addressed to each such party. Such Environmental Audit shall be prepared by an environmental consultant selected by Lessor in Lessor's discretion and shall contain conclusions satisfactory to the Participants and such purchaser as to the environmental status of the Leased Property. If any such Environmental Audit indicates any exceptions, Lessee shall take such remedial action as shall be necessary to enable delivery, and Lessee shall cause to be delivered prior to the Expiration Date, a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Laws.

                  (c) Lessor shall at Lessee's expense be entitled to perform such investigation, including obtaining reports of engineers and other experts as to the condition and state of repair and maintenance of the Leased Property required by this Lease and as to the compliance of the Leased Property with Applicable Laws and regulations including Environmental Laws, as it deems appropriate. Lessee, at its sole cost and expense, shall cause the repair or other remediation of any discrepancies between the actual condition of the Leased Property and the condition required under this Lease, such repair or remediation to be completed not later than the Expiration Date.

                  (d) No Event of Default or Default shall exist on or at any time following the date of the exercise of the Sale Option.

                  (e) On the date of Lessee's election of the Sale Option and upon surrender of the Leased Property, (i) the Leased Property shall be in the condition required by SECTION 9.1 and (ii) Lessee shall have completed or caused to be completed all Tenant Improvements, in accordance with the requirements set forth in the Participation Agreement, and Modifications commenced prior to the Expiration Date, and Lessee shall have caused to be completed prior to the Expiration Date the repair and rebuilding of the affected portions of the Leased Property suffering a Casualty or Condemnation.

                  (f) Lessee shall, as nonexclusive agent for Lessor, diligently pursue efforts to obtain the highest cash purchase price for the Leased Property. Lessee shall be responsible for hiring brokers and making the Leased Property available for inspection by prospective purchasers, and all marketing of the Leased Property shall be at Lessee's expense. Lessee shall promptly upon request permit inspection of the Leased Property and any Leased Property Records by Lessor, any Participant and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Leased Property to any purchaser.

                  (g) Lessee shall diligently pursue efforts to procure bids from one or more bona fide prospective purchasers to purchase the Leased Property.

                  (h) Lessee shall submit all bids to Lessor and the Participants, and Lessor shall have the right to review the same and to submit any one or more bids. All bids shall be on an all-cash basis unless Lessor and the Required Participants shall otherwise agree in their sole discretion. In the event Lessee receives any bid, Lessee shall within five (5) Business Days after receipt thereof, and at least twenty (20) Business Days prior to the Lease Expiration Date, certify to Lessor in writing the amount and terms of such bid, the name and address of the party (who shall not be Lessee, Guarantor or any Lessee Group Affiliate or any Person with whom Lessee, Guarantor or any Lessee Group Affiliate has an understanding or arrangement regarding the future use, possession or ownership of the Leased Property), but who may be a Participant, any Affiliate thereof, or any Person contacted by any Participant (other than any Person referred to in the foregoing parenthetical clause) submitting such bid. If the Gross Proceeds to which Lessee desires to accept is less than the Lease Balance, Lessee's rights hereunder shall be further conditioned upon demonstrating that such proposed bid is for an amount at least equal to the Fair Market Value of the Leased Property as established by the Appraisal described at
SECTION 20.1(n) below. All bids shall be on an all-cash basis unless the Required Participants, each Administrative Agent and Lessee shall otherwise agree.

                  (i) In connection with any such sale of Leased Property, Lessee shall provide to the purchaser all customary seller's indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of such Leased Property. Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Laws in order to carry out and complete the transfer of the Leased Property. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to Lessor's rights hereunder and shall be in form and substance reasonably satisfactory to Lessor.

                  (j) Lessee shall pay or cause to be paid directly, and not from the sale proceeds, any prorations, credits, costs, Impositions and expenses of or arising from the sale of the Leased Property, whether incurred by Lessor or Lessee, including the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's reasonable attorneys' fees, Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer and document taxes and Impositions.

                  (k) On the Lease Expiration Date, Lessee shall pay to Lessor (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to (i) the Sale Option Recourse Amount PLUS (ii) all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date for the Leased Property, in the type of funds specified in SECTION 3.4 hereof.

                  (l) Lessee shall pay to Lessor on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Article XII of the Participation Agreement.

                  (m) Upon consummation of a sale of the Leased Property, Lessee shall pay directly to Lessor the gross proceeds (the "GROSS PROCEEDS") of such sale (I.E., without deduction for any marketing, closing or other costs, prorations or commissions); PROVIDED, HOWEVER, that if the sum of (x) the Gross Proceeds from such sale PLUS (y) the Sale Option Recourse Amount received by Lessor pursuant to CLAUSE (k)(i) PLUS (z) amounts received by Lessor pursuant to
Section 12.3 of the Participation Agreement exceeds the Lease Balance for the Leased Property as of such date, then the excess shall be paid to Lessee on such Expiration Date.

                  (n) If the bid that Lessee proposes to accept and which Lessee submits pursuant to SECTION 20.1(g) is for an amount less than the Lease Balance, then Lessor shall promptly following the receipt of such bid, engage an appraiser, reasonably satisfactory to the Participants and Lessee, at Lessee's expense, to determine (by appraisal methods reasonably satisfactory to the Required Participants) the Fair Market Value of the Leased Property as of (i) the Expiration Date and (ii) the first day of any Lease Renewal Term in which the Sale Option is elected. The Appraiser's conclusion relating to the first day of the Lease Renewal Term shall be used in calculating the "Recourse Deficiency Amount." A copy of such appraisal shall be delivered to each of the Participants not later than five (5) Business Days prior to the Expiration Date. The appraiser shall be instructed to assume that the Leased Property is in the condition required by and has been maintained in accordance with this Lease.

                  (o) Lessee shall have obtained a waiver of the right to first negotiation contained in the Meridian Deed that would apply in connection with Lessee's sale of the Leased Property pursuant to the Sale Option.

         If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above with respect to the Leased Property, including Lessee's obligation at Section 20.1(g) to accept a bid for not less than the Fair Market Value of the Leased Property and sell the Leased Property on the Expiration Date, then Lessor shall declare by written notice to Lessee the Sale Option to be null and void (whether or not it has been theretofore exercised by Lessee), in which event all of Lessee's rights under this SECTION 20.1 shall immediately terminate and Lessee shall be obligated to purchase the Leased Property pursuant to SECTION 18.2 on the Expiration Date.

         Except as expressly set forth herein, Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Leased Property.

         SECTION 20.2. CERTAIN OBLIGATIONS CONTINUE. During the period following Lessee's exercise of the Sale Option, the obligation of Lessee to pay Rent with respect to the Leased Property (including the installment of Rent due on the Expiration Date for the Leased Property) shall continue undiminished. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this ARTICLE XX.


                                   ARTICLE XXI
        PROCEDURES RELATING TO PURCHASE OR SALE OPTION; SUPPLEMENTAL RENT

         SECTION 21.1. PROVISIONS RELATING TO CONVEYANCE OF THE LEASED PROPERTY UPON PURCHASE BY LESSEE, SALES OR CERTAIN OTHER EVENTS.

                  (a) In connection with any termination of this Lease and purchase of the Leased Property by Lessee in accordance with this Lease, then, upon the date on which this Lease is to terminate with respect to the Leased Property and upon tender by Lessee of the amounts set forth in ARTICLE XV, SECTIONS 16.2(e), 18.1, 18.2 or 19.1(b), as applicable:

                           (i) Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense a warranty deed of Lessor's interest in the Leased Property in recordable form and otherwise in conformity with local custom and without representation and warranty except as to the absence of any Lessor Liens attributable to Lessor;

                           (ii) the Leased Property shall be conveyed to Lessee "AS IS" and in its then present physical condition; and

                           (iii) Lessor shall execute and deliver to Lessee and, if requested by Lessee, Lessee's title insurance company, an affidavit as to the absence of Lessor Liens attributable to Lessor and shall execute and deliver to Lessee a statement of termination of this Lease to the extent such Operative Document relates to the Leased Property, but not with respect to any term or condition which is meant to survive termination, and shall use its best efforts to cause Administrative Agent to execute and deliver a release of the Deed of Trust relating to the Leased Property, a release of the Assignment of Leases and Rents, releases of any Liens created by the Operative Documents attributable to Administrative Agent, and termination statements for any financing statements which are then of record naming Administrative Agent as the secured party.

                  (b) If Lessee properly exercises the Sale Option, then Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Leased Property to the independent purchaser(s) thereof in the case of a sale by surrendering the same into the possession of such purchaser, free and clear of all Liens (other than Permitted Liens of the types described in clauses (iii), (v), (vi), (vii) and (viii) of the definition of Permitted Liens, in the condition required by SECTION 20.1(d) and in compliance with Applicable Laws and the provisions of this Lease, and the Lessee shall execute and deliver to the purchaser, at the Lessee's cost and expense, a special warranty deed, a bill of sale with respect to any personal property, in each case in recordable form and otherwise in conformity with local custom and free and clear of all Liens other than Permitted Liens of the types described in clauses (iii), (v), (vi), (vii) and (viii) of the definition of Permitted Liens; Lessee shall execute and deliver to the purchaser and the purchaser's title insurance company an affidavit as to the absence of any Liens (other than Permitted Liens), and such other affidavits and certificates reasonably requested by any title insurance company insuring title to the Leased Property, as well as a FIRPTA affidavit, and an instrument in recordable form declaring Lessee's rights under this Lease to be terminated on the date of closing of the sale of the Leased Property; Lessee shall, on and within a reasonable time before and up to one year after such sale of the Leased Property, cooperate reasonably with the Lessor and any purchaser of the Leased Property in order to facilitate the purchase and use by such purchaser of the Leased Property, which cooperation shall include the following, all of which Lessee shall do on or before such sale, or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of the Leased Property and all know-how, data and technical information relating thereto, granting or assigning all licenses necessary for the ownership, use and maintenance of the Leased Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.


                                  ARTICLE XXII
                             ACCEPTANCE OF SURRENDER

         SECTION 22.1. ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of the Leased Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Loan Agreement and the Trust Agreement and termination of the Commitments, the Participants, and no act by Lessor or the Participants or any representative or agent of Lessor or the Participants, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                  ARTICLE XXIII
                               NO MERGER OF TITLE

         SECTION 23.1. NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby solely by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee interest in the Leased Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in Lessor.

                                  ARTICLE XXIV
                              INTENT OF THE PARTIES

         SECTION 24.1. NATURE OF TRANSACTION. It is the intention of the parties that:

                  (a) the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee's and Guarantor's financial reporting, including, without limitation, under Financial Accounting Standards Board Statement No. 13;

                  (b) for federal and all state and local income and transfer taxes and for purposes of bankruptcy, insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based) and real estate and Uniform Commercial Code purposes:

                  (i) the Overall Transaction constitutes a financing by the Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, Lessee will be entitled to all tax benefits ordinarily available to owners of property similar to the Leased Property for tax purposes (including, without limitation, depreciation) and the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

                  (ii) in order to secure the obligations of Lessee now existing or hereafter arising under any of the Operative Documents, this Lease creates, and Lessee hereby grants, conveys, assigns, mortgages and transfers a security interest or a lien, as the case may be, in the Leased Property and the other Teletech Collateral, and Lessee does hereby irrevocably GRANT, BARGAIN, SELL, ALIEN, REMISE, RELEASE, CONFIRM AND CONVEY to Deed of Trust Trustee, and for the benefit of Lessor and the Participants, a Lien, deed of trust and mortgage on all right, title and interest of Lessee in and to the Leased Property and the Land; and

                  (iii) the Deed of Trust creates Liens and security interests in the Mortgaged Property in favor of Administrative Agent for the benefit of all of the Participants to secure Lessee's payment and performance of the Obligations.

Nevertheless, Lessee acknowledges and agrees that none of Lessor, Administrative Agent, Arranger or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate; provided, however, none of the Lessor, any Administrative Agent, Arranger or any Participant shall treat the Overall Transaction for federal or state tax purposes other than as a financing preserving beneficial ownership in the Leased Property in the Lessee in the manner described in this SECTION 24.1(b).

                  (c) Specifically, but without limiting the generality of SUBSECTION (b) of this SECTION 24.1, Lessor and Lessee further intend and agree that, with respect to that portion of the Leased Property constituting personal property, for the purpose of securing Lessee's obligations for the repayment of the above-described loans from Lessor and the Participants to Lessee, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for hereby shall be deemed to be a grant by Lessee to Lessor, for the benefit of the Participants, of a mortgage, lien and security interest in all of Lessee's present and future right, title and interest in and to such portion of the Leased Property, including but not limited to Lessee's leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such loans, effective on the date hereof, to have and to hold such interests in the Leased Property unto Lessor, for the benefit of the Participants; (iii) the possession by Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 4-9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Laws. Lessor and Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Leased Property in accordance with this Section, such security interest would be deemed to be a perfected security interest with priority over all Liens other than Permitted Liens, under Applicable Laws and will be maintained as such throughout the Term.


                                   ARTICLE XXV
                                  MISCELLANEOUS

         SECTION 25.1. SURVIVAL; SEVERABILITY; ETC. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in ARTICLES XIV, XV, XVIII, XIX or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil

Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

         SECTION 25.2. AMENDMENTS AND MODIFICATIONS. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee.

         SECTION 25.3. NO WAIVER. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

         SECTION 25.4. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.

         SECTION 25.5. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 25.6. HEADINGS AND TABLE OF CONTENTS. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 25.7. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 25.8. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 25.9. HIGHEST LAWFUL RATE. All obligations of Lessee to make payments hereunder or in connection with any transaction contemplated hereby shall be subject to the provisions of Section 4.6 of the Participation Agreement.

         SECTION 25.10. ORIGINAL LEASE. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of Administrative Agent, on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "ORIGINAL EXECUTED COUNTERPART"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         SECTION 25.11. LIMITATIONS ON RECOURSE. The parties hereto agree that, except as specifically set forth in the Lease or in any other Operative Document, Bank shall have no personal liability whatsoever to Lessee or its respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the Overall Transaction; PROVIDED, HOWEVER, that Bank shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for any Tax based on, with respect to or measured by any income, fees, commission, compensation or other amounts received by it as compensation for services (including for acting as Lessor) or otherwise under, or as contemplated by, the Operative Documents, (c) Lessor Liens on the Leased Property which are attributable to it, (d) for its representations and warranties made in its individual capacity in the Participation Agreement or in any certificate or documents delivered pursuant thereto, (e) for its failure to perform any of its covenants and agreements set forth in the Participation Agreement or any other Operative Document, and (f) as otherwise expressly provided in the Operative Documents.

         SECTION 25.12. NOTICE OF POTENTIAL CLAIMANTS. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to either Leased Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER LESSOR, NOR ANY PARTICIPANT, CERTIFICATE TRUSTEE, NOR ADMINISTRATIVE AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PREMISES OR ANY PART OR PORTION THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR, CERTIFICATE TRUSTEE, ADMINISTRATIVE AGENT OR ANY PARTICIPANT IN AND TO ALL OR ANY PORTION OF THE LEASED PROPERTY.

                                  [END OF PAGE]

                             [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.


                            TELETECH SERVICES CORPORATION, as Lessee and Trustor


                            By:  /s/ Norman Blome
                                 -----------------------------------
                            Name:  Norman Blome
                            Title:  Treasurer


                            STATE STREET BANK AND TRUST
                            COMPANY OF CONNECTICUT,
                            NATIONAL ASSOCIATION, not
                            in its individual capacity,
                            but solely as Trustee under
                            the Trust Agreement dated
                            as of December 27, 2000, as
                            Lessor and Beneficiary


                            By:  /s/ K.R. Ring
                                 -----------------------------------
                            Name: Kenneth R. Ring
                            Title  Assistance Vice President

                            Payment Office:

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Administrative Agent


By: /s/ Nancy M. Dahl
    ------------------------------
Name:  Nancy M. Dahl
Title:  Vice President

STATE OF COLORADO          )
                           )        SS.:
COUNTY OF DENVER           )

         The foregoing Lease was acknowledged before me, the undersigned Notary Public, in the County of Denver, State of Colorado, this 22nd day of December, 2000, by Norman Blome, as Treasurer of TELETECH SERVICES CORPORATION, a Colorado corporation.



[Notarial Seal]        /s/Carrie R. Coston
                       -------------------------------
                               Notary Public


My commission expires:  August 22, 2004.

STATE OF MASSACHUSETTS                         )
                                               )  SS.:
COUNTY OF SUFFOLK                              )


         The foregoing Lease was acknowledged before me, the undersigned Notary Public, in the County of Suffolk, State of Massachusetts, this 26th day of December, 2000, by Kenneth R. Ring, as Assistant Vice President of STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association.



[Notarial Seal]         /s/ James C. Coolidge
                        --------------------------------
                                Notary Public


My commission expires: June 19, 2003

                               EXHIBIT A TO LEASE

                            LEGAL DESCRIPTION OF LAND

Lots 1 and 2,
Meridian Office Park, Filing No. 3,
County of Douglas,
State of Colorado.

                               APPENDIX 1 TO LEASE


                                   [Attached]

                                   APPENDIX 1

           ----------------------------------------------------------
                          TeleTech 2000 Lease Financing
           ----------------------------------------------------------


                         DEFINITIONS AND INTERPRETATION


         A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and VICE VERSA;

                  (ii) reference to any Person includes such Persons successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii)    reference to any gender includes all genders;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Laws means such Applicable Laws as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Laws means that provision of such Applicable Laws from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative

         Document as a whole and not to any particular Article, Section or other provision thereof;

                  (viii) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term; and

                  (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, if it is one of the Operative Documents involved in such conflict, the Participation Agreement shall prevail and control.

         D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by each of the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. DEFINED TERMS. Unless a clear contrary intention appears, each term defined herein has the meaning indicated for such term below when used in any Operative Document.

         "ACCELERATION" is defined in Section 6.2(a) of the Loan Agreement.

         "ACQUISITION COSTS" means the cost required to be paid for the acquisition of the Land and Facility pursuant to the Purchase Contract, including all related Transaction Expenses.

         "ACQUISITION DATE" means the date that a Deed is recorded granting to Lessor a fee title interest in the Land and Facility.

         "ADMINISTRATIVE AGENT" means First Security Bank, National Association, or any successor pursuant to the terms of the Operative Documents.

         "ADVANCE" means the advance by Certificate Trustee to Lessee of amounts Funded by the Participants pursuant to Article III of the Participation Agreement (including, without limitation, all

Acquisition Costs, all Transaction Expenses and all amounts funded into the Tenant Improvement Account).

         "ADVANCE DATE" means any Business Day on which the Advance is made under the Participation Agreement in accordance with Section 3.2 thereof.

         "ADVANCE REQUEST" is defined in Section 3.2(a) of the Participation Agreement.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AFTER TAX BASIS" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes (including any Taxes payable by reason of inclusion of such amount in income otherwise excluded from the definition of Impositions, and assuming for this purpose that the recipient of such payment is subject to taxation at the highest Federal and applicable state and local marginal rates applicable to widely held corporations for the year in which such income is taxable) required to be paid by the recipient (less any tax savings realized, utilizing the same tax rate assumptions as set forth in the immediately preceding parenthetical phrase, and the present value of any tax savings projected, utilizing the same tax rate assumptions as set forth in the immediately preceding parenthetical phrase, to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "AGENT FEE LETTER" means the fee letter between Lessee and Administrative Agent in connection with the Overall Transaction.

         "AGGREGATE COMMITMENT AMOUNT" means Thirty Eight Million One Hundred Sixty Eight Thousand Dollars ($38,168,000).

         "ALTERNATE BASE RATE" means, on any date with respect to any Loan or Certificate Amount, a fluctuating rate of interest per annum equal to the Federal Funds Effective Rate most recently determined by the Administrative Agent, PLUS 0.50% per annum PLUS the Applicable Lender Margin or Applicable Certificate Holder Margin, as the case may be. If the Federal Funds Effective Rate changes from time to time after the Document Closing Date, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to the Lessee or the Lessor, as of the effective time of each change.

         "APPLICABLE CERTIFICATE HOLDER MARGIN" is defined in Appendix 1 attached to the Participation Agreement.

         "APPLICABLE LAWS" at any time means all then existing laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, orders and licenses of and interpretations by any Governmental Authority, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property), and any enforceable restrictive covenant or deed restriction or easement of record encumbering the Leased Property, in each case applicable to the subject matter being addressed.

         "APPLICABLE LENDER MARGIN" is defined in Appendix 1 to the Participation Agreement.

         "APPLICABLE LENDING OFFICE" means, for each Participant, the office of such Participant set forth as the Applicable Lending Office for such Participant on Schedule III to the Participation Agreement, or such other office of such Participant (or of an Affiliate of such Participant) as such Participant may from time to time specify to the Administrative Agent and Lessee by written notice as the office from which its Loans or Certificate Amounts, as applicable, accruing Interest or Yield, as applicable, at the LIBO Rate are made available and maintained.

         "APPRAISAL" is defined in Section 6.1(g)(iii) of the Participation Agreement.

         "APPRAISED VALUE" means, with respect to the Leased Property as of any date of determination, the Fair Market Value of the Leased Property as set forth in the Appraisal therefor.

         "APPRAISER" means Integra Joseph Farber & Company.

         "APPURTENANT RIGHTS" means, with respect to the Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Leased Property, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "ARRANGEMENT FEE" means the fee payable to Arranger pursuant to the Arrangement Fee Letter.

         "ARRANGEMENT FEE LETTER" means that certain letter agreement dated October 31, 2000, relating to arrangement of the Overall Transaction, between Arranger and Lessee.

         "ARRANGER" means Banc of America Leasing & Capital, LLC, a Delaware limited liability company.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit N to the Participation Agreement.

         "ASSIGNMENT OF LEASES" means that certain Assignment of Leases and Rents of even date with the Participation Agreement, executed by Lessor in favor of Administrative Agent.

         "AUTHORIZED OFFICER" means any officer in the Corporate Trust Department of Certificate Trustee who shall be duly authorized to execute the Operative Documents.

         "AVAILABLE COMMITMENT" means (i) with respect to each Certificate Holder, the sum of (A) its Certificate Commitment, over (B) its aggregate Certificate Amounts outstanding, and (ii) with respect to each Lender, the sum of (A) its Loan Commitment, over (B) its aggregate Loans outstanding.

         "BANK" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its individual capacity, or any successor trustee permitted pursuant to the Participation Agreement and the Trust Agreement, in such successor trustee's individual capacity.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended.

         "BASE TERM" is defined in Section 2.3 of the Lease.

         "BASIC RENT" means for any Payment Date on which Basic Rent is due, an amount equal to the sum of the aggregate amount of Interest and Yield payable under the Operative Documents on such date on the Notes and the Certificates in respect of the applicable Interest Period.

         "BORROWER" means Certificate Trustee, in its capacity as borrower under the Loan Agreement.

         "BREAK COSTS" means an amount equal to the amount, if any, required to compensate any Certificate Holder or any Lender for any losses but excluding the loss of the Applicable Lender Margin or Applicable Certificate Holder Margin on such amounts which would have accrued following a payment by Lessee of Lease Balance if such payment had not been made (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by any Certificate Holder or any Lender to fund its obligations under the Operative Documents) it may reasonably incur as a result of (x) the Lessee's payment of Basic Rent other than on a Payment Date, (y) the Advance not being made on the date specified therefor in the Advance Request or
(z) as a result of any conversion of the LIBO Rate pursuant to and in accordance with the Operative Documents. A statement as to the amount of such losses, prepared in good faith and in reasonable detail and submitted by any Certificate Holder or any Lender, as the case may be, to the Lessee, shall be presumed correct absent demonstrable error.

         "BUSINESS DAY" means (i) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in Salt Lake City, Utah, Denver, Colorado or San Francisco, California are generally authorized or obligated, by law or executive order, to close and (ii) relative to any determination of the LIBO Rate, any day which is a Business Day under CLAUSE (i) and is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "CASUALTY" means any damage to or destruction of all or any portion of the Leased Property as a result of a fire or other casualty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., as amended.

         "CERTIFICATE" is defined in Section 2.1 of the Trust Agreement.

         "CERTIFICATE AMOUNT" means, with respect to any Certificate Holder as of any date of determination, the aggregate amount advanced by such Certificate Holder for the purchase of Certificates pursuant to Section 3.1 of the Participation Agreement, net of any distributions (other than distributions of Yield) with respect thereto.

         "CERTIFICATE BALANCE" means, as of any date of determination, an amount equal to the sum of the outstanding Certificate Amounts of all Certificate Holders, together with all accrued and unpaid Yield thereon.

         "CERTIFICATE COMMITMENT" means the Commitment of each Certificate Holder to make available Certificate Amounts in an aggregate principal amount not to exceed the amount set forth on Schedule I of the Participation Agreement.

         "CERTIFICATE HOLDER" has the meaning set forth in the preamble to the Trust Agreement.

         "CERTIFICATE TRUSTEE" or "TRUSTEE" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as trustee under the Trust Agreement, together with any individual trustee or co-trustee appointed pursuant to the terms of the Trust Agreement.

         "CHANGE OF CONTROL" means (a) any acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 7.03 of the Credit Agreement as incorporated by reference at Section 8.3 of the Participation Agreement, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 25% or more of the outstanding shares of voting stock of Guarantor or (b) during any period of 25 consecutive calendar months, commencing on the date of the Credit Agreement, the ceasing of those individuals (the "Continuing Directors") who either (i) were directors of Guarantor on the first day of each such period or (ii) subsequently became directors of Guarantor and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Guarantor, to constitute a majority of the board of directors of Guarantor.

         "CLAIMS" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including reasonable legal fees and expenses) of any nature whatsoever.

         "COMMITMENT" means (i) as to any Lender, its Loan Commitment, and (ii) as to any Certificate Holder, its Certificate Commitment.

         "COMPLETION" means, with respect to the Tenant Improvements, the substantial completion of the Tenant Improvements on behalf of Lessor in accordance with the Plans and Specifications and in compliance in all material respects with all Applicable Laws and Insurance Requirements, as determined in the reasonable judgment of Lessee and the satisfaction by Lessee of each of the requirements of Section 7.1 of the Participation Agreement.

         "COMPLETION CERTIFICATE" means the certificate delivered by Lessee pursuant to Section 7.1(b) of the Participation Agreement.

         "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Leased Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Leased Property or alter the pedestrian or vehicular traffic flow to the Leased Property so as to result in change in access to the Leased Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "CONDEMNATION" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement, dated as of June 22, 2000, between Lessor and Lessee, as construction agent, in connection with certain real property located in Arapahoe County, Colorado.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person (without duplication), whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from or to obtain the services of another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "CONTINGENT RENT" means amounts payable to any Participant pursuant to
Article XIII of the Participation Agreement.

         "CORPORATE TRUST DEPARTMENT" means the principal corporate trust office of Bank, located at 225 Asylum Street, Hartford, CT 06103, Attention: Corporate Trust Administration, or at such other office at which the corporate trust business of Bank shall be administered which Bank shall have specified by notice in writing to Lessee, Guarantor, Administrative Agent, each Certificate Holder, each Agent and each Lender.

         "CREDIT AGREEMENT" means the Amended and Restated Revolving Credit Agreement dated as of March 24, 2000 (as the same may be amended from time to time), among Teletech Holdings, Inc., as the Borrower, the Banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks, and the Co-Agents party thereto.

         "DEBT" means as of the end of any fiscal quarter an amount equal to the sum of (a) all Indebtedness as of such date and (b) five (5) times Rental Expenses for the period of four fiscal quarters then ended, in each case of the Guarantor and its Subsidiaries on a consolidated basis.

         "DEBT TO EBITDAR RATIO" means as of the end of any fiscal quarter, the ratio of Debt calculated as of such date to EBITDAR for the period of four concurrent fiscal quarters then ended.

         "DEED" is defined at Section 6.1(j) of the Participation Agreement.

         "DEED OF TRUST" means the Deed of Trust, Security Agreement and Fixture Filing Statement of even date with the Participation Agreement, executed by Lessor and Lessee, in favor of the Administrative Agent.

         "DEED OF TRUST TRUSTEE" means the Public Trustee of Douglas County, Colorado.

         "DEFAULT" or "LEASE DEFAULT" means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" is defined in Section 3.4 of the Participation Agreement.

         "DOCUMENT CLOSING DATE" is defined in Section 2.1 of the Participation Agreement.

         "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

         "EARLY TERMINATION OPTION" means the Lessee's option to purchase the Leased Property in accordance with the provisions of Section 18.1 of the Lease.

         "EBITDAR" means for any period for the Guarantor and its Subsidiaries on a consolidation basis determined in accordance with GAAP the sum of (a) the Net Income (or net loss) for such period, PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent deducted in the determination of such Net Income (or net loss), PLUS ( c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or net loss), LESS (d) any nonrecurring gains (or PLUS any nonrecurring losses resulting from or incurred directly as a consequence of the sale or closure of any operating facilities by the Guarantor and its Subsidiaries), PLUS Rental Expenses for such period.

         "ENVIRONMENTAL AUDIT" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Leased Property and any additional environmental assessments requested by the Required Participants in good faith, including, without limitation, a Phase II environmental site assessment if recommended by the Phase I environmental site assessment.

         "ENVIRONMENTAL LAW" at any time, means any applicable Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria having the effect of law, guideline having the effect of law, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority theretofore enacted or promulgated:

                  (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

                  (y) concerning exposure to, or the use, manufacture, containment, storage, recycling, treatment, generation, discharge, emission, release or threatened release, transportation, processing, handling, labeling, containment, production, distribution, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity.

in each case as amended and as then in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. At any time, Environmental Laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Refuse Act, 33 U.S.C. Section 401 ET SEQ.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
Section 136 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ., each as amended and as then in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

         "ENVIRONMENTAL VIOLATION" means any activity, occurrence or condition at the Leased Property that violates any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA AFFILIATE" means an entity which is under common control with Guarantor within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Guarantor and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of Guarantor or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a Lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "EVENT OF DEFAULT" means a Lease Event of Default.

         "EXCEPTED PAYMENTS" means:

                  (a) all indemnity payments and Contingent Rent (including indemnity payments and other amounts paid pursuant to Articles XII or XIII of the Participation Agreement) to which Lessor, any Certificate Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 15.2 or Articles XVI, XVIII or XX of the Lease) payable under any Operative Document to reimburse Lessor, any Certificate Holder or any of their respective Affiliates (including the reasonable expenses of Lessor, any Certificate Holder or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Document;

                  (c) any amount payable to any Certificate Holder by any transferee permitted under the Operative Documents of the interest of any Certificate Holder as the purchase price of the Certificate Holder's interest (or a portion thereof);

                  (d) any insurance proceeds (or payments with respect to self-insured risks or policy deductibles) under liability policies, other than such proceeds or payments payable to any Participant, Administrative Agent or Lessor;

                  (e) any insurance proceeds under policies maintained by Lessor or any Participant in accordance with Section 13.4 of the Lease;

                  (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of Lessor or any Participant;

                  (g) all right, title and interest of Lessor to the Leased Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Deed of Trust pursuant to the terms thereof following the payment of the Loan Balance; and

                  (h) any payments in respect of interest to the extent attributable to payments referred to in CLAUSES (a) through (g) above.

         "EXCESS SALES PROCEEDS" means the excess, if any, of (i) the aggregate of all proceeds received by Lessor in connection with any sale of the Leased Property pursuant to Lessor's exercise of remedies under Section 16.2 of the Lease (net of all costs and expenses incurred by Lessor or any Participant in connection therewith), over (ii) the Purchase Amount actually paid by Lessee.

         "EXPIRATION DATE" means the last day of the Lease Term or any other date on which the Lease is terminated, including pursuant to Article XIV, XV or XVIII of the Lease.

         "FACILITY" means the building and related Improvements located on the Land on the Acquisition Date and all other Improvements located on the Land from time to time.

         "FAIR MARKET VALUE" means with respect to the Leased Property or any portion thereof, as of the date of the determination, the fair market value (which in any event shall not be less than zero) as determined by an independent appraiser chosen by Certificate Trustee or Administrative Agent (at the direction of the Required Participants) and reasonably acceptable to Lessee that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Certificate Trustee, Administrative Agent, Lessee, Guarantor or any Affiliate thereof, for the purchase of the Leased Property or any portion thereof, as applicable. Such fair market value shall be calculated as the value for the use of the Leased Property, assuming, in the determination of such fair market value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transaction received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTERS" means, collectively, the Arrangement Fee Letter, the Trustee Fee Letter and the Agent Fee Letter, and each a "FEE LETTER".

         "FEES" is defined in Section 4.4 of the Participation Agreement.

         "FF&E" shall mean all furniture, fixtures and equipment of every kind now or hereafter existing on, or used in connection with, the operation or maintenance of the Land at any time.

         "FINANCED COSTS" means the Acquisition Costs (including Transaction Expenses) and Tenant Improvement Costs to be funded with the Advance.

         "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on a December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the A1997 Fiscal Year") refer to the Fiscal Year ending on December 31st of such calendar year.

         "FIXED CHARGES" means with respect to the Guarantor and its Subsidiaries on a consolidated basis as of any date of determination (a) interest expenses paid or accrued on outstanding Indebtedness for the period for four concurrent fiscal quarters ending on the date of determination PLUS (b) principal payments on Indebtedness which are required to be made for the next succeeding twelve months, PLUS Rental Expenses incurred during the period of four concurrent fiscal quarters ending on the date of determination.

         "FIXTURES" means all real estate fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FUND," "FUNDED" or "FUNDING" means each funding by a Participant of a portion of the principal under its Note or a portion of its Certificate Amount (as the case may be) constituting a portion of the Advance as described in
Article III of the Participation Agreement.

         "GAAP" means U.S. generally accepted accounting principles (including principles of consolidation), in effect from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and the Financial Accounting Standards Board.

         "GENERAL INDEMNITEE" or "TAX INDEMNITEE" means each Participant, Certificate Trustee (in its individual capacity, in its capacity as trustee and in its capacity as Lessor), Administrative Agent (in its individual capacity and as agent or Administrator), the Arranger, any additional, separate or co-trustee or co-agent appointed in accordance with the terms of the Trust Agreement or the Participation Agreement, and the respective Affiliates, successors, permitted assigns, permitted transferees, contractors, employees, officers, directors, shareholders, partners, participants, representatives and agents of each of the foregoing Persons; PROVIDED, HOWEVER, that in no event shall Lessee or any of its Affiliates be a General Indemnitee or Tax Indemnitee.

         "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Leased Property.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSS PROCEEDS" is defined in Section 20.1(l) of the Lease.

         "GUARANTEED RESIDUAL AMOUNT" means, as of any date of determination, the product obtained by multiplying (A) the aggregate amounts Funded by the Participants as of the Advance Date, including the Acquisition Costs (and Transaction Expenses) and (B) 82.51%.

         "GUARANTEES" means the Lessee Guarantee and the Participant Guarantee.

         "GUARANTOR" means Teletech Holdings, Inc., in its capacity as Guarantor under the Guarantees and the other Operative Documents.

         "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

         "HAZARDOUS ACTIVITY" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "HAZARDOUS CONDITION" means any condition at the Leased Property that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law, including any release in excess of any cleanup standards promulgated under Environmental Laws.

         "HAZARDOUS SUBSTANCE" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United

States or the State of Colorado or any political subdivision of either of the foregoing and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (APCBs") and radon gas.

         "IMPOSITIONS" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("TAXES") (including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes);
(iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees;
(v) taxes that are, or are in the nature of, franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Leased Property, including assessments for public improvements or benefits, provided such improvements are commenced or completed within the Term), and in each case interest, additions to tax and penalties thereon, which may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) (i) the Leased Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Leased Property or (ii) any Tax Indemnitee with respect to, in connection with, or on account of, subclause (i) of this clause (a); (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Leased Property or any part thereof or interest therein; (c) the Notes or Certificates or other indebtedness with respect to the Leased Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from the Leased Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Leased Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of Improvements or any part thereof or interest therein to or at the Leased Property (h) the issuance of the Notes and Certificates; or (i) otherwise in connection with the Overall Transaction.

         Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "IMPOSITION" shall not mean or include:

                  (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, value added, rental, transfer, property or ad valorem taxes) that are imposed by any Governmental Authority and that are based upon or measured by gross or net income or gross or net receipts (including minimum taxes or taxes on, measured by or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, business privilege or doing business taxes), for any taxes in the nature of intangibles tax, and ad valorem tax or a property tax imposed on the holding or owning of a Note of Certificate; PROVIDED that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease with respect to the Leased Property to which such Tax or imposition relates);

                  (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         Section 12.4 of the Participation Agreement, PROVIDED that the foregoing shall not limit the Lessee's obligation under Section 12.4 of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes or impositions that are being contested in accordance with Section 12.4 of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

                  (iv) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or any Note or Certificate, or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee (other than any transfer in connection with (1) the exercise by the Lessee of its Early Termination Option or any termination option or other purchase of the Leased Property by the Lessee or the exercise by Lessee of the Sale Option, (2) the occurrence of an Event of Default,

         (3) a Casualty or Condemnation affecting the Leased Property, or (4) any assignment, sublease, modification or addition of or to the Leased Property by the Lessee);

                  (v) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Participation Agreement (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

                  (vi) any Taxes or impositions imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

                  (vii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes would not have been imposed but for a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

                  (viii) Taxes to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of Section 12.4 of the Participation Agreement, which failure precludes the ability to conduct a contest pursuant to Section 12.4 of the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations); and

                  (ix) Taxes resulting from the failure of any party to comply with Section 11.3(a) other than as the result of an increased cost described in Section 13.3.

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i), (ii) and (iv) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on any Indemnitee net of any decrease in Taxes realized by such Indemnitee, to the extent that any such Tax increase or decrease would not have occurred if on the Advance Date the Participants had advanced funds directly to Lessee in the form of a loan by such Participant to Lessee secured by the Leased Property in an amount equal to the amounts funded on the Advance Date, with debt service for such loan equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of Participant Balances at the end of the Lease Term.

         "IMPROVEMENTS" means any and all buildings, FF&E, Fixtures and improvements located on the Land from time to time, including the Tenant Improvements and other improvements hereafter erected on the Land or to the Facility by Lessee as permitted by the Lease, and including, but not limited to, mechanical, electrical, HVAC and other building systems attached to any buildings or improvements presently existing or to be constructed on the Land or to the Facility.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into the ordinary course of business on ordinary terms); (c) all Contingent Obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness or other obligations created or arising under any conditional sale, lease or other title retention agreement or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capitalized Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness (with the amount of such Indebtedness to be equal to the lesser of the face amount thereof and the fair market value of the property made subject to such Lien); and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, (x) the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member and as to which such Person is directly liable and (y) the amount of any Indebtedness of any Person which respect to the creditor may, by its terms, have only limited recourse to the assets of the obligor, shall be equal to the lesser of the face amount thereof and the fair market value of the assets to which recourse may be obtained.

         "INDEMNITEE" means any of a General Indemnitee or a Tax Indemnitee, as applicable.

         "INITIAL ENVIRONMENTAL AUDIT" means the Phase I Environmental Site Assessment dated November 20, 2000, prepared by CH Environmental, LLC.

         "INSOLVENCY EVENT" means the occurrence of any one or more of the following events:

                  (a) (i) Lessee, Guarantor or any of Guarantor's Subsidiaries shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit or creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (ii) corporate action shall be taken by Lessee, Guarantor or any of Guarantor's Subsidiaries for the purpose of effectuating any of the foregoing; or

                  (b) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee, Guarantor or any of Guarantor's Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of the property, assets or business of Lessee, Guarantor, or any of its Subsidiaries or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, Guarantor or any of Guarantor's Subsidiaries and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within ninety (90) days after commencement, filing or levy, as the case may be.

         "INSPECTING PARTIES" is defined in Section 4.2(a) of the Lease.

         "INSURANCE REQUIREMENTS" means all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee.

         "INTEREST" means the interest accruing on the Loans as computed and payable in accordance with the terms of the Loan Agreement (including, without limitation, in accordance with Section 2.6 of the Loan Agreement).

         "INTEREST PERIOD" means, with respect to any Loan or Certificate Amount bearing Interest or Yield by reference to either the LIBO Rate or the Alternate Base Rate, all or any portion of the period from and including a Scheduled Payment Date to but excluding the next succeeding Scheduled Payment Date during which such Loan or Certificate Amount bears interest by reference to such rate.

         "KNOWLEDGE" means, with respect to Lessee or any of its Affiliates, the actual knowledge of any of the following persons: (i) with respect to facts or occurrences relating to the Leased Property, officers of Lessee or any of its Affiliates regularly engaged in supervising operations of Lessee under the Operative Documents with respect to the Leased Property, and (ii) with respect to facts or occurrences unrelated to the Leased Property, any Responsible Officer of Lessee or such Affiliate.

         "LAND" is defined in the Recital to the Lease.

         "LEASE" means the Lease and Deed of Trust as of December 27, 2000 by and among Lessor and Lessee.

         "LEASE BALANCE" means, as of any date of determination, an amount equal to the sum (without duplication) of the Loan Balance, the Certificate Balance, all other amounts owing by Lessee under the Operative Documents (including accrued and unpaid Supplemental Rent, if any).

         "LEASE EVENT OF DEFAULT" or "EVENT OF DEFAULT" is defined in Section
16.1 of the Lease.

         "LEASE RENEWAL TERM" is defined in Section 19.1(a) of the Lease.

         "LEASED PROPERTY" means collectively the Land and the Facility.

         "LEASED PROPERTY RECORDS" means those maintenance and other records relating to the Leased Property in the possession of Lessee.

         "LENDER FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed by, among others, Lessee or Guarantor for filing in the applicable jurisdiction in order to perfect a security interest in favor of the Administrative Agent for the benefit of the Participants in the Teletech Collateral.

         "LENDERS" means, collectively, the financial institutions that are or may from time to time become parties to the Loan Agreement.

         "LENDERS' POLICY" is defined in Section 6.1(n) of the Participation Agreement.

         "LESSEE" means Teletech Services Corporation, in such capacity under the Operative Documents.

         "LESSEE GUARANTEE" means the Lessee Guarantee dated as of December 27, 2000, given by Guarantor in favor of Administrative Agent and each Participant.

         "LESSEE RELATED EVENT" is defined in Section 14.1(e) of the Lease.

         "LESSOR" means Certificate Trustee, as Lessor under the Lease.

         "LESSOR FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

         "LESSOR LIEN" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against Lessor, Bank, Administrative Agent or any Participant not resulting from or related to the Overall Transaction, (b) any act or omission of Lessor, Bank, Administrative Agent or any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against Lessor, Bank, Administrative Agent or any Participant with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify Lessor, Bank, any Agent or any Participant, in its individual capacity, pursuant to Article XII of the Participation Agreement, (d) any claim against Lessor, Bank, or Administrative Agent arising out of any transfer by Lessor of all or any portion of the interest of Lessor in the Leased Property or the Operative

Documents other than the transfer of title to or possession of the Leased Property by Lessor pursuant to and in accordance with the Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 16.2 of the Lease, or (e) any claim against any Participant arising out of any transfer by such Participant of any Note or Certificate, or any interest therein, other than in accordance with the Participation Agreement.

         "LIBO RATE" means with respect to any Interest Period at any time, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period; or if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the rate equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Administrative Agent from Telerate Page 3750; or if Telerate Page 3750 is not available, the applicable LIBO Rate for the relevant Interest Period shall be the rate determined by the Administrative Agent to be the arithmetic average of the rates at which Bank of America, National Association offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank of America, National Association's relevant portion of the aggregate outstanding principal amount of the Notes and Certificate Amounts and having a maturity approximately equal to such Interest Period.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, declaration or servitude of any kind, including any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or, when used with reference to the Leased Property, any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded.

         "LOAN" is defined in Section 2.1 of the Loan Agreement.

         "LOAN AGREEMENT" means the Loan Agreement, dated as of December 27, 2000, between Lessor, as Borrower thereunder, Administrative Agent and the Lenders.

         "LOAN AGREEMENT DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

         "LOAN AGREEMENT EVENT OF DEFAULT" is defined in Section 6.1 of the Loan Agreement.

         "LOAN BALANCE" means, as of any date of determination, an amount equal to the sum of the outstanding Loans of all Lenders, together with all accrued and unpaid Interest thereon.

         "LOAN COMMITMENT" means the Commitment of each Lender to make Loans to the Borrower on the Advance Date in an aggregate principal amount not to exceed the amount set forth on Schedule II to the Participation Agreement.

         "LOAN DOCUMENTS" means the Loan Agreement and the Notes.

         "MATERIAL", "MATERIAL", "MATERIALLY" and "MATERIALLY" mean material to or which could reasonably be expected to materially impair (i) the consolidated financial condition of Guarantor or Lessee, (ii) the ability of Lessee or Guarantor to perform its obligations under the Operative Documents to which it is a party, or (iii) the value or condition of the Leased Property.

         "MATERIAL ADVERSE EFFECT" means, with respect to Lessee or Guarantor, a materially adverse effect on (i) the operations, businesses, properties or financial conditions of the Guarantor or Guarantor and its Subsidiaries taken as a whole (ii) the ability of Lessee or Guarantor to carry on their respective businesses or from meeting their respective current and anticipated obligations on a timely basis, including their performance under the Operative Documents and to avoid any Event of Default, (iii) the validity or enforceability of any of the Operative Documents, or any rights or remedies under any thereof, (iv) the existence or perfection of any Lien granted by the Lessee, Guarantor or Lessor under the Operative Documents or (v) the use or the Fair Market Value of the Leased Property.

         "MATERIAL ENVIRONMENTAL CONDITION" is defined in Section 14.3 of the Lease.

         "MATURITY DATE" means, the fourth anniversary of the Document Closing Date; PROVIDED, HOWEVER, that if the Expiration Date has been extended in accordance with Article XIX of the Lease, then the Maturity Date shall be the last day of the then current Lease Renewal Term.

         "MERIDIAN DEED" means that certain Special Warranty Deed executed by Meridian Associates East, a Colorado general partnership, in favor of Seller, recorded on October 22, 1997 in the official records of Douglas County, Colorado, in book 1476, page 1465, as amended by that certain Amendment to Special Warranty Deed, executed by Meridian Associates East and Seller to be recorded concurrently with the Deed.

         "MODIFICATIONS" is defined in Section 10.1 of the Lease.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor agency thereto.

         "MORTGAGED PROPERTY" means, as applicable, the property and rights and interests defined as "Mortgaged Property" in the Deed of Trust.

         "NET INCOME" means for any period, the net income for the Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "NET PROCEEDS" means all amounts received by Lessor in connection with any Casualty or Condemnation or any sale of the Leased Property pursuant to Lessor's exercise of remedies under Section 16.2 of the Lease or the Lessee's exercise of the Sale Option under the Lease, and all interest earned thereon, less the reasonable expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which Lessor, Administrative Agent or any Participant is entitled to be reimbursed pursuant to the Lease.

         "NONSEVERABLE" shall describe a Modification or part of a Modification which cannot be readily removed from the Leased Property without causing material damage to or materially impairing the value of the Leased Property.

         "NOTES" is defined in Section 2.3 of the Loan Agreement.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Lessee arising under or in connection with any of the Operative Documents.

         "OFFEREE LETTER" is defined in Section 6.1(q) of the Participation Agreement.

         "OPERATIVE DOCUMENTS" means the following:

         (a)      the Participation Agreement;
         (b)      the Lease;
         (c)      the Loan Agreement;
         (d)      the Notes;
         (e)      the Certificates;

         (f)      the Deed of Trust;
         (g)      the Assignment of Leases and Rents;
         (h)      the Trust Agreement;
         (i)      the Participant Guarantee;
         (j)      the Lessee Guarantee;
         (k)      the Trustee Parent Guarantee; and
         (l)      the Fee Letters.

         "ORGANIC DOCUMENT" means, relative to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "OVERALL TRANSACTION" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "OVERDUE RATE" means, the Alternate Base Rate plus 2.0% per annum.

         "OWNER'S POLICY" is defined at Section 6.1(n) of the Participation Agreement.

         "PARTICIPANT BALANCE" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, the Loan Balance or (ii) with respect to any Certificate Holder, the Certificate Balance.

         "PARTICIPANTS" means, collectively, the Certificate Holders and the Lenders.

         "PARTICIPATION AGREEMENT" means the Participation Agreement, dated as of December 27, 2000, among Teletech Services Corporation, as Lessee; Teletech Holdings, Inc., as Guarantor; State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly set forth therein, but solely as Certificate Trustee; the financial institutions listed on Schedule I thereto, as Certificate Holders; the financial institutions listed on Schedule II thereto, as Lenders; and First Security Bank, National Association, as Administrative Agent.

         "PARTICIPANT GUARANTEE" means the Participant Guarantee dated as of December 27, 2000 given by Guarantor, substantially in the Form of Exhibit G to the Participation Agreement.

         "PAYMENT DATE" means (a) any Scheduled Payment Date and (b) any date on which Interest is payable pursuant to Section 2.6(c)(ii) of the Loan Agreement in connection with any prepayment of the Loans.

         "PAYMENT DEFAULT" means the failure of Lessee to make any payment of
(i) Basic Rent when due and such failure shall continue for a period of three
(3) Business Days or (ii) any amounts due pursuant to Section 15.1, 18.1, 18.2, 19.1(a) or 20.1 of the Lease when due.

         "PAYMENT OFFICE" means the office of each Participant and the Administrative Agent identified on Schedule III to the Participation Agreement as its Payment Office.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Lessee, Guarantor or any corporation, trade or business that is, along with the Lessee or Guarantor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERIL" is defined in Section 13.1(b) of the Lease.

         "PERMITTED ASSIGNEE" is defined in Section 2.1 of the Loan Agreement.

         "PERMITTED EXCEPTIONS" means the exceptions set forth in the Owner's Policy and the Lender's Policy on the Advance Date and accepted by the Participants pursuant to Section 6.1(t) of the Participation Agreement.

         "PERMITTED INVESTMENT" means (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made, (ii) certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of a Participant or of any other commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000 and with a senior unsecured debt credit rating of at least "A" by Moody's and "A" by S&P,
(iii) commercial paper of the Participants having a remaining term until maturity of not more than 180 days from the date such investment is made, (iv) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding Lessee and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least "P-1" by Moody's or at least "A-1" by S&P and (v) repurchase agreements maturing within one year with any financial institution having combined capital and surplus of not less than $500,000,000 with any of the obligations described in CLAUSES (i) through (iv) as collateral so long as title to the underlying obligations pass to Administrative Agent and such underlying securities shall be segregated in a custodial or trust account for the benefit of Administrative Agent.

         "PERMITTED LIENS" means any of the following:

                  (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents (including, without limitation, the Deed of Trust);

                  (ii) Liens (other than Liens created or imposed under ERISA) for Taxes that either are not yet delinquent or are being contested in accordance with the provisions of Section 12.1 of the Lease;

                  (iii) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the Leased Property or arising in the ordinary course of business, PROVIDED that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iv) Liens of any of the types referred to in CLAUSE (iii) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (v) Lessor Liens;

                  (vi) Liens created with the consent of the Required Participants;

                  (vii) Liens described on the title insurance policy delivered with respect to the Leased Property pursuant to Section 6.1(p) of the Participation Agreement, other than Liens described in CLAUSE (iii) above that are not removed within 40 days of their origination;

         "PERMITTED USE" means the possession by Lessee in compliance with Applicable Laws in all material respects and all applicable Insurance Requirements; provided, however, Lessee shall not make any modification except as permitted at Section 10.1 of the Lease.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

         "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Guarantor or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would enter Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "PLANS AND SPECIFICATIONS" means the plans and specifications for the construction of the Tenant Improvements, delivered or to be delivered to Administrative Agent, as may be reasonably approved in writing by Administrative Agent.

         "PURCHASE AMOUNT" means, as of any date of determination, the sum of
(a) the aggregate sum of the outstanding principal amount of the Loans of all of the Lenders and the outstanding Certificate Amounts of all of the Certificate Holders, PLUS (b) all accrued but unpaid Interest and Yield, PLUS (c) all other sums then due and payable under the Operative Documents by Lessee, including without limitation all Supplemental Rent and any amounts due and owing pursuant to Articles XII and XIII of the Participation Agreement.

         "PURCHASE NOTICE" means an irrevocable written notice by the Lessee delivered to Lessor pursuant to Section 18.1 of the Lease, notifying Lessor of the Lessee's intention to exercise its Early Termination Option, and the proposed purchase date therefor.

         "PURCHASE OPTION" is defined in Section 19.1(b) of the Lease.

         "RECOURSE DEFICIENCY AMOUNT" means, with respect to the exercise of the Sale Option, the difference between (X) the Purchase Amount at the last day of any Renewal Term in which such Sale Option was elected and (Y) the product obtained by multiplying 17.494% by the Appraised Value of the Leased Property as of the first day of the Renewal Term in which the Sale Option was elected.

         "REGULATION T, U, OR X" means Regulation T, U or X, respectively, of the F.R.S. Board as from time to time in effect and any successor to all or a portion thereof.

         "RELEASE" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance into the environment, including, without limitation, ambient air, surface water, ground water or land.

         "RELEASE PARCEL" is defined in Section 18.1(d) of the Lease.

         "RENEWAL OPTION" is defined in Section 19.1(a) of the Lease.

         "RENT" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "RENTAL EXPENSES" means, for any period, the sum of the aggregate payments of the Guarantor and its Subsidiaries on a consolidated basis under noncancellable agreements to rent or Lease any real or personal property (exclusive of agreements to rent or lease real or personal property which are not cancelable at the option of the lessee without penalty within a three month period), all as determined on a consolidation basis for the Guarantor and its Subsidiaries in accordance with GAAP.

         "REPLACEMENT PARTICIPANT" is defined in Section 11.2(b) of the Participation Agreement.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "REQUIRED MODIFICATION" is defined in Section 10.1(i) of the Lease.

         "REQUIRED PARTICIPANTS" means, as of the date of determination, Participants having aggregate investments in the Overall Transaction (as measured by the outstanding principal amount of the Notes and the Certificate Amounts then outstanding) equal to at least 66.7% of the aggregate total of all such investments.

         "REQUIREMENTS OF LAW" means the requirements of all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Leased Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 1201 ET SEQ. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Leased Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Lease.

         "RESPONSIBLE OFFICER" means, relative to Lessee or Guarantor, each of its officers responsible for the Leased Property whose signature and incumbency or position shall have been certified to the Participants, and the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, the Treasurer and any Assistant Treasurer of the Lessee or Guarantor, as the case may be.

         "RESPONSIBLE OFFICER'S CERTIFICATE" means a certificate signed by any Responsible Officer.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor agency thereto.

         "SALE OPTION" is defined in Section 19.1(c) of the Lease.

         "SALE OPTION RECOURSE AMOUNT" means either (i) if the Sale Option is elected during the Base Term, the Guaranteed Residual Amount, or (ii) if the Sale Option is elected during a Renewal Term, then either (x) the Guaranteed Residual Amount or (y) the Recourse Deficiency Amount, whichever is designated in a written notice by Lessor, acting at the direction of the Required Participants, to Lessee prior to the Expiration Date; PROVIDED, HOWEVER, that if Lessor fails to give such notice, Lessor shall be deemed to have notified Lessee that the Recourse Deficiency Amount shall be the designated "Sales Recourse Amount".

         "SCHEDULED PAYMENT DATE" means, as to any Loan or Certificate Amount, the twenty-eighth (28th) day of every third month or if such twenty-eighth day is not a Business Day, the immediately succeeding Business Day.

         "SEC" means the Securities and Exchange Commission or its successors or other such body performing duties now assigned to it.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SELLER" means TCI Realty, LLC, a Delaware limited liability company.

         "SIGNIFICANT CASUALTY" means a Casualty that either (a) renders the Leased Property unsuitable for continued use as property of the type of the Leased Property immediately prior to such Casualty and, if the remaining Lease Term is more than one (1) year, the Leased Property cannot reasonably be restored to substantially its condition as existed immediately prior to such Casualty within one (1) year of the occurrence of such Casualty or (b) is so substantial in nature that restoration of the Leased Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible. The determination of whether a Significant Casualty has occurred shall be made in the reasonable, good faith judgment of Lessee, PROVIDED, HOWEVER, that if Lessee fails to notify Lessor in writing within 10 days of Lessee's or Guarantor's having actual knowledge of the occurrence of a Casualty, then such determination shall be made by Lessor.

         "SIGNIFICANT CONDEMNATION" means (a) a Condemnation that involves a taking of Lessor's entire title to the Land, or (b) a Condemnation that (i) renders the Leased Property unsuitable for continued use as property of the type of the Leased Property immediately prior to such Condemnation or (ii) is such that restoration of the Leased Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible. The determination of whether a Significant Condemnation has occurred shall be made in the reasonable, good faith judgment of Lessee, PROVIDED, HOWEVER, that if Lessee fails to notify Lessor in writing within 10 days of Lessee's or Guarantor's having actual knowledge of the occurrence of a Condemnation, then such determination shall be made by Lessor.

         "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "SNDA" means that certain Subordination, Nondisturbance and Attornment Agreement, executed, or to be executed, by Administrative Agent, Lessor, Lessee and Seller, in the form of Exhibit J to the Participation Agreement.

         "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not reasonably believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SUB-PARTICIPANT" is defined in Section 11.2 of the Participation Agreement.

         "SUBSIDIARY" of a Person means, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Guarantor.

         "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees or is otherwise is obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Certificate Trustee, any Agent, any Participant or any other Person, including, without limitation, Commitment Fees, Break Costs, any Sales Option Recourse Amount, any Lease Balance and any Contingent Rent.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires any master agreement relating to or governing any or all of the foregoing.

         "TAXES" is defined in the definition of Impositions.

         "TAX INDEMNITEE" or "GENERAL INDEMNITEE" means each Participant, the Certificate Trustee (in its individual capacity, in its capacity as trustee and in its capacity as Lessor), each Agent (in its individual capacity and as agent or Administrator), the Arranger, any additional, separate or co-trustee or co-agent appointed in accordance with the terms of the Trust Agreement or the Participation Agreement, and the respective Affiliates, successors, permitted assigns, permitted transferees, contractors, employees, officers, directors, shareholders, partners, participants, representatives and agents of each of the foregoing Persons; PROVIDED, HOWEVER, that in no event shall Lessee or any of its Affiliates be a Tax Indemnitee or General Indemnitee.

         "TCI SUBLEASE" shall have the meaning set forth in Section 6.2 of the Lease.

         "TELETECH COLLATERAL" means all of Lessee's and Guarantor's right, title and interest in (i) the Leased Property, (ii) all FF&E, (iii) the Deposit Account and all monies therein, (iv) contracts, contract rights and general intangibles directly relating to the Leased Property, (v) the Tenant Improvement Account and all monies therein, and (vi) the proceeds of any of the foregoing.

         "TELETECH EVENT OF DEFAULT" means the occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority:

                  (a) Lessee or Guarantor shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under (i) Sections 8.1(d)(ix), 8.1(d)(x), 8.2 or 8.3 (to the extent such Section 8.3 applies to Article VII of the Credit Agreement) of the Participation Agreement or (ii) any other portion of Section 8.1 or 8.3 of the Participation Agreement and such default shall have continued unremedied for a period of thirty (30) Days;

                  (b) any representation or warranty by Lessee or Guarantor in any Operative Document or in any certificate or document delivered to Lessor, or any Participant pursuant to any Operative Document shall have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

                  (c) the occurrence of an Insolvency Event;

                  (d) (i) Guarantor or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) giving effect to applicable grace periods; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation. If the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable or to be required to be repurchased prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded: or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event

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

         of default under such Swap Contract as to which Guarantor or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined), as to which Guarantor or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Guarantor or such Subsidiary as a result thereof is greater than $1,000,000; or

                  (e) (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of $1,000,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans and Multiemployer Plans at any time exceeds $1,000,000 (determined, in respect of Multiemployer Plans, by reference to the Unfunded Pension Liability for which Guarantor or any ERISA Affiliate may be liable; or
         (iii) Guarantor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

                  (f) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Guarantor or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                  (g) Any non-monetary judgment, order or decree is entered against Guarantor or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) There occurs any Change of Control; or

                  (i) Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Guarantor or any Subsidiary, or Guarantor or any Subsidiary for any

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

         reason loses any material license, permit or franchise, or Guarantor or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                  (j)      There occurs a Material Adverse Effect.

         "TENANT IMPROVEMENT ACCOUNT" shall mean an account established with Administrative Agent pursuant to Section 6.1(y) of the Participation Agreement for the receipt of amounts Funded by the Participants to be Advanced to Lessee for the construction of the Tenant Improvements pursuant to the terms of the Operative Documents.

         "TENANT IMPROVEMENTS" means (1) planning, preparation, installation and completion of one or more additional surface parking lot(s) on the Leased Property; (2) planning, preparation, installation and completion of such alterations, if any, to the roadways, entries and exits to the Leased Property as may be necessary to enable Lessee to comply with the terms of the REA described in the special warranty deed delivered to Lessor pursuant to the TCI Purchase Contract, (3) planning, preparation, installation and completion of such interior reconfiguration and improvement of the Facility as may be necessary or convenient to Lessee in the conduct of its business, including the purchase and installation of additional FF&E, and if determined by Lessee to be necessary, the expansion and/or relocation of the Facility data center.

         "TENANT IMPROVEMENT COSTS" means the amounts required to construct the Tenant Improvements in accordance with the Operative Documents.

         "TERM" is defined in Section 2.3 of the Lease.

         "TERMINATION DATE" is defined in Sections 15.2(a) and 16.2(e) of the Lease.

         "TERMINATION NOTICE" is defined in Section 15.1 of the Lease.

         "TITLE INSURANCE COMPANY" means Chicago Title Insurance Company of Colorado, Inc.

         "TITLE POLICIES" means the Owner's Policy and the Lenders' Policy.

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

         "TOP TEN CUSTOMERS" means the top ten customers of Lessee, Guarantor, or any of their Affiliates based on the aggregate revenues generated by the service contracts entered into by Lessee, Guarantor, or any of their Affiliates with such customers, as such customers are listed on a certified side letter delivered by Lessee to Administrative Agent and the Participants prior to the Document Closing Date, as updated from time to time in accordance with Section
9.4 of the Participation Agreement.

         "TRANSACTION EXPENSES" means all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

                  (a) the reasonable fees and expenses of (i) Mayer, Brown & Platt, (ii) Cooley Godward LLP and (iii) Phelps Dunbar (it being understood that Lessee will not be obligated to pay any other legal fees and expenses for any additional counsel for any Participant);

                  (b) all Fees, including the Arrangement Fee;

                  (c) Arranger's reasonable costs and expenses, including the reasonable allocated time charges of internal counsel to the Arranger;

                  (d) the initial and ongoing fees and reasonable expenses of the Certificate Trustee, Administrative Agent, and their special counsel;

                  (e) all applicable appraisal fees and reasonable expenses;

                  (f) search fees, recording fees and filing fees incurred in connection with Lien searches and the filing of UCC financing statements, memoranda of lease, and any and all mortgages or deeds of trust, including fees and expenses of the title company;

                  (g)      costs and expenses for the surveyor of the Land;

                  (h) any other reasonable out-of-pocket expenses of any party to the Operative Documents incurred in connection with the consummation of the Overall Transaction on the Document Closing Date including premiums for the Title Policies; and

                  (i) all reasonable expenses relating to any environmental reports, including the Initial Environmental Audit and any other Environmental Audit.

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

         "TRANSFEREE" is defined in Section 11.3(a) of the Participation Agreement.

         "TRUST" means the trust created by the Trust Agreement.

         "TRUST AGREEMENT" means the Trust Agreement (Teletech Trust No. 2000-B), dated as of December 27, 2000, between Bank and the Certificate Holders.

         "TRUSTEE" or "CERTIFICATE TRUSTEE" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as trustee under the Trust Agreement, together with any individual trustee or co-trustee appointed pursuant to the terms of the Trust Agreement.

         "TRUSTEE FEE LETTER" means the Fee Agreement between Bank and Lessee.

         "TRUSTEE PARENT GUARANTEE" means the Trustee Parent Guarantee dated as of December 27, 2000, given by State Street Bank and Trust Company in favor of Lessee, Guarantor and the Participants.

         "TRUST ESTATE" means all estate, right, title and interest of Certificate Trustee in, to and under the Leased Property, the Trust Agreement, the Lease, and all of the other Operative Documents, including (i) all amounts (other than Excepted Payments) of Rent and other payment due or to become due of any kind for or with respect to the Leased Property or payable under any of the foregoing, (ii) any or all payments or proceeds received by Certificate Trustee after the termination of the Lease with respect to the Leased Property as the result of the sale, Lease or other disposition thereof and (iii) proceeds of the Loans and the investments in the Certificates, all of which, together with any other moneys, proceeds or property at any time are received by Certificate Trustee under or in connection with the Operative Documents.

         "UCC FINANCING STATEMENTS" means collectively the Lender Financing Statements and Lessor Financing Statements.

         "UNIFORM COMMERCIAL CODE" and "UCC" means the Uniform Commercial Code as in effect in each applicable jurisdiction.

         "U.S." means the United States of America.

         "VOTING STOCK" means, with respect to any Person, capital stock issued by such Person, the holders of which are ordinarily,

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in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "YIELD" means, with respect to each Interest Period (a) the Yield Rate for such Interest Period multiplied by (b) the aggregate Certificate Amounts outstanding.

         "YIELD RATE" means, with respect to any Interest Period, the sum of the LIBO Rate for such Interest Period, plus the Applicable Certificate Holder Margin, or (ii) if any Certificate Amounts bear interest at the Alternate Base Rate for such Interest Period, the Alternate Base Rate.



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